Exhibit 10.1

EXECUTION COPY

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF COLORADO

Civil Action No. 01-CV-1451-REB-CBS

(Consolidated with Civil Action Nos. 01-RB-1472, 01-RB-1527, 01-RB-1616. 01-RB-1799, 01-RB-1930, 01-RB-2083, 02-RB-333, 02-RB-374, 02-D-507, 02-RB-658, 02-RB-755, 02-RB-798, and 04-RB-238)

In re QWEST COMMUNICATIONS INTERNATIONAL INC. SECURITIES LITIGATION

STIPULATION OF PARTIAL SETTLEMENT

This Stipulation of Partial Settlement dated as of November 21, 2005 (the “Stipulation”), is made and entered into pursuant to Rule 23 of the Federal Rules of Civil Procedure and contains the terms of a settlement by and among the Settling Parties to the above-entitled Litigation: (i) the Lead Plaintiffs (on behalf of themselves and each of the Class Members), by and through Lead Counsel; and (ii) the Settling Defendants, by and through their counsel of record in the Litigation.  The Stipulation is intended by the Settling Parties to resolve fully, finally and forever discharge and settle the Released Claims, upon and subject to the terms and conditions hereof and subject to the approval of this Court.  All capitalized terms in this Stipulation shall have the meanings specified for them herein.

I.                 THE LITIGATION

On July 27, 2001, New England Healthcare Employees Pension Fund filed a class action complaint, entitled New England Health Care Employees Fund v. Qwest et al., Civil Action No. 01-N-1451-REB-CBS, in the United States District Court for the District of Colorado, alleging various violations of the federal securities laws.  A number of similar class action complaints were subsequently filed in the United States District Court for the District of Colorado.  Pursuant to the Private Securities Litigation Reform Act of 1995, all of the related class action complaints were consolidated under the first filed case No. 01-N-1451; New England Healthcare Employees Pension Fund, Clifford Mosher, Tejinder Singh, and Satpal Singh were appointed Lead Plaintiffs; and a consolidated class action complaint was filed.  Lead Plaintiffs filed amended complaints on December 3, 2001, April 5, 2002, May 2, 2002, August 21, 2002, and February 6, 2004.  In the Fifth Amended Complaint, the named defendants in the Litigation were Qwest Communications International Inc., Arthur Andersen LLP, Joseph Nacchio, Philip Anschutz, Robin Szeliga, Robert Woodruff, Stephen Jacobsen, Drake Tempest, Marc Weisberg, James Smith, Lewis Wilks, Craig Slater, Afshin Mohebbi, Gregory Casey, and Vinod Khosla.  The causes of action asserted in the consolidated amended class action complaint were for violations of the Securities Act of 1933 and the Securities Exchange Act of 1934.  Lead Plaintiffs sought to recover money and/or other relief on behalf of themselves and a putative class.

On November 4, 2002, Lead Plaintiffs moved for a temporary restraining order and a preliminary injunction to prevent Qwest from selling certain assets, or, in the alternative, to place the proceeds from that sale in trust.  Qwest opposed that motion.  The Court denied Lead Plaintiffs’ request for a temporary restraining order, and following supplemental briefing and a hearing at which both sides presented evidence, denied Lead Plaintiffs’ request for a preliminary injunction.

Defendants moved to dismiss Lead Plaintiffs’ various consolidated amended complaints, and Lead Plaintiffs opposed Defendants’ motions.  Defendants’ motions to dismiss were granted in part and denied in part, with some Individual Defendants being dismissed from the Litigation.  In other instances, the claims or allegations against Defendants were narrowed.

Those Defendants not dismissed from the Litigation filed answers denying all material allegations of Lead Plaintiffs’ Fifth Amended Complaint and asserted various defenses.  Lead Plaintiffs and Defendants engaged in extensive discovery, which has been coordinated with discovery in several other state and federal securities actions.  For example, Qwest has produced more than 8,000,000 pages of documents, and Lead Plaintiffs and Defendants have conducted more than 50 depositions.  Those depositions began in early 2005.

On March 14, 2005, Lead Plaintiffs filed a motion for class certification, which Defendants opposed.  Upon Final Settlement Approval, this Stipulation renders Lead Plaintiffs’ motion for class certification moot as to the Settling Defendants.

II.             DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Defendants have denied and continue to deny each and all of the claims and contentions alleged in the Litigation.  The Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation.  The Defendants also have denied and continue to deny, inter alia, the allegations that the Lead Plaintiffs or the Class have suffered any damages, and that the Lead Plaintiffs or the Class were harmed by the conduct alleged in the Litigation.

Nonetheless, the Settling Defendants have concluded that further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.  The Settling Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this Litigation.  The Settling Defendants have, therefore, determined that it is desirable and beneficial to them that the Litigation be settled in the manner and upon the terms and conditions set forth in this Stipulation.

This Stipulation, and any and all exhibits or documents referred to herein, or any terms or representations herein or therein, or any action taken to carry out this Stipulation, are not, and shall in no event be construed or be deemed to be, evidence of, or an admission or a concession by the Defendants of any fault, liability, or damages whatsoever.  The Defendants deny any and all wrongdoing of any kind whatsoever and deny any liability to Lead Plaintiffs or the Class Members.  The Defendants do not concede any infirmity in the defenses they have asserted in the Litigation, nor are any such defenses waived.  It is the intent of Lead Plaintiffs and the Settling Defendants that this Stipulation not be used for any purpose of any kind other than to enforce the provisions of this Stipulation or the provisions of any related agreement, release, or exhibit hereto, or in order to support a defense of res judicata, collateral estoppel, accord and satisfaction, release, or other theory of claim or issue preclusion or similar defense.  Therefore, pursuant to this Stipulation, as ordered by this Court, and pursuant to Federal Rule of Evidence 408, any other Federal Rule of Evidence, the rules of evidence of the various states, the rules of evidence followed by any quasi-judicial bodies, including regulatory and self-regulatory organizations, and any other applicable law, rule or regulation, the Settling Parties agree that the fact of entering into or carrying out this Stipulation, the exhibits hereto, and any negotiations and proceedings related hereto, and the settlement itself, shall not be construed as, offered into evidence as, or deemed to be evidence of, an admission or concession of liability by or an estoppel against any Defendant, a waiver of any applicable statute of limitations or repose, and shall not be offered by a party hereto into evidence, or considered, in any action or proceeding against any Defendant in any judicial, quasi-judicial, administrative agency, regulatory or self-regulatory organization, or other tribunal, or proceeding for any purpose whatsoever, other than to enforce the provisions of this Stipulation or the provisions of any related agreement, release, or exhibit hereto, or in order to support a defense of res judicata, collateral estoppel, accord and satisfaction, release or other theory of claim or issue preclusion or similar defense.

Notwithstanding the foregoing, based upon the publicly available information at the time of this Stipulation, Settling Defendants agree that they will not contest that the Litigation was filed in good faith, was not frivolous, and is being settled voluntarily in an amount and manner that reasonably reflects the risks posed by the claims against the Settling Defendants collectively.

III.         CLAIMS OF THE LEAD PLAINTIFFS AND BENEFITS OF SETTLEMENT

The Lead Plaintiffs believe that the claims asserted in the Litigation have merit and believe that the evidence developed to date supports the claims.  However, the Lead Plaintiffs and Lead Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Settling Defendants through trial and appeals.  The Lead Plaintiffs and Lead Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as this Litigation, as well as the difficulties and delays inherent in such litigation.  The Lead Plaintiffs and Lead Counsel are also mindful of the inherent problems of proof under and possible defenses to the violations asserted in the Litigation.  The Lead Plaintiffs and Lead Counsel believe that the settlement set forth in the Stipulation confers substantial benefits upon the Class Members.  Based on their evaluation, the Lead Plaintiffs and Lead Counsel have determined that the settlement set forth in the Stipulation is in the best interests of the Class.

IV.        TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Lead Plaintiffs (for themselves and the Class Members) and the Settling Defendants, by and through their respective counsel of record, that, subject to the approval of the Court, the Litigation and the Released Claims shall be finally and fully compromised, settled and released, and the Litigation shall be dismissed with prejudice, as to all Settling Defendants, upon and subject to the terms and conditions of this Stipulation, as follows.

1.              Definitions

As used in the Stipulation the following terms have the meanings specified below:

1.1.                              “Authorized Claimant” means any Class Member whose claim for recovery has been allowed pursuant to the terms of the Stipulation

1.2.                              “Arthur Andersen LLP” means Arthur Andersen LLP, and all of its respective past and present subsidiaries, parents, successors and predecessors, and all of its current and former partners, members, principals, participating principals, national directors, managing or other agents, management personnel, officers, directors, shareholders, administrators, servants, employees, consultants, advisors, attorneys, accountants, representatives, successors and assigns, along with the heirs, spouses, executors, administrators, insurers, reinsurers, representatives, estates, successors and assigns of any such person or entities.

1.3.                              “Arthur Andersen Released Parties” means Arthur Andersen LLP, AWSC Société Coopérative, en liquidation, and all of their respective past and present subsidiaries, parents, successors and predecessors, member firms, affiliates, related entities, and divisions,  and all of their respective current and former partners, members, principals, participating principals, national directors, managing or other agents, management personnel, officers, directors, shareholders, administrators, servants, employees, consultants, advisors, attorneys, accountants, representatives, successors and assigns, along with the heirs, spouses, executors, administrators, insurers, reinsurers, representatives, estates, successors and assigns of any such person or entities.

1.4.                              “Claimant” means any Class Member who files a Proof of Claim in such form and manner, and within such time, as the Court shall prescribe.

1.5.                              “Claims Administrator” means Gilardi & Co. LLC.

1.6.                              “Class” means all persons who purchased or otherwise acquired Qwest publicly traded securities (including common stock, bonds, and options) from May 24, 1999 through July 28, 2002 (“Class Period”).  Excluded from the Class are Defendants and any Persons affiliated with or related to any Defendant.  For purposes of this Paragraph, the persons affiliated with or related to any Defendant are members of the immediate family of each Individual Defendant, any entity in which any Defendant has a controlling interest, officers and directors of Qwest and its subsidiaries and affiliates, partners, shareholders, and members of Arthur Andersen LLP, and the legal representatives, heirs, predecessors, successors and assigns of any such excluded party.  Also excluded from the Class are those Persons who request exclusion from the Class in such form and manner, and within such time, as the Court shall prescribe.  Also excluded from the Class is any current or former officer, director, employee, or agent of Qwest who has been sued by the United States Securities and Exchange Commission in connection with such Person’s affiliation with or conduct related to Qwest.

1.7.                              “Class Member” means a Person who falls within the definition of the Class.

1.8.                              “Defendants” means Qwest Communications International Inc., Arthur Andersen LLP, and the Individual Defendants.

1.9.                              “Effective Date” means the first date by which all of the events and conditions specified in ¶ 8.1 of the Stipulation have occurred.

1.10.                        “Escrow Agent” means Lead Counsel.

1.11.                        “Final” means: (i) if no appeal is timely filed, the expiration date of the time for the filing or noticing of an appeal from the Judgment; or (ii) if an appeal is timely filed, (a) the later of the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for a writ of certiorari to review the affirmance, a denial of certiorari that has been timely sought or, if certiorari is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (b) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on certiorari to review the Judgment.

1.12.                        “Final Settlement Approval” means an order by the United States District Court for the District of Colorado finally approving the terms of this Stipulation pursuant to FED.R.CIV.P. 23(e)(1)(A).

1.13.                        “Individual Defendants” means Joseph Nacchio, Philip Anschutz, Robin Szeliga, Robert Woodruff, Stephen Jacobsen, Drake Tempest, Marc Weisberg, James Smith, Lewis Wilks, Craig Slater, Afshin Mohebbi, Gregory Casey, and Vinod Khosla.

1.14.                        “Individual Settling Defendants” means Philip Anschutz, Robin Szeliga, Stephen Jacobsen, Drake Tempest, Marc Weisberg, James Smith, Lewis Wilks, Craig Slater, Afshin Mohebbi, Gregory Casey, and Vinod Khosla.

1.15.                        “Judgment” means the judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit B.

1.16.                        “Lead Counsel” means Lerach, Coughlin, Stoia, Geller, Rudman & Robbins LLP,  655 W. Broadway, Suite 1900, San Diego, CA 92101-3301.

1.17.                        “Lead Plaintiffs” means New England Healthcare Employees Pension Fund, Satpal Singh, Tejinder Singh, and Clifford Mosher.

1.18.                        “Litigation” means In re Qwest Communications Securities Litigation, Civil Action No. 01-CV-1451-REB-CBS, including all putative class actions consolidated therein.

1.19.                        “Net Settlement Fund” means the Settlement Fund, together with any interest earned thereon, less (i) any taxes, (ii) the cash allocated to Lead Counsel for attorneys’ fees and expenses pursuant to any Fee and Expense Application (defined in ¶ 7.1, below) approved by the Court pursuant to ¶¶ 7.1 and 7.2 hereof, and (iii) the cash allocated to the Class Notice and Administration Fund pursuant to ¶ 2.8 hereof.

1.20.                        “Non-Settling Defendant” means Joseph P. Nacchio (“Nacchio”) and Robert S. Woodruff (“Woodruff”), or either of them.  Nacchio and Woodruff are expressly excluded from the definitions of Qwest, Related Parties, Released Persons, Settling Defendants, and Settling Parties.

1.21.                        “Person” means an individual, corporation, partnership, limited partnership, limited liability partnership (LLP), limited liability corporation (LLC), association, joint stock company, estate, legal representative, trust, unincorporated association, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.22.                        “Plan of Allocation” means a plan or formula of allocation of the Settlement Fund whereby the Net Settlement Fund shall be distributed to Authorized Claimants after payment of expenses of notice and administration of the settlement, Taxes and Tax Expenses and such attorneys’ fees, costs, expenses and interest as may be awarded by the Court.  Any Plan of Allocation is not part of the Stipulation and the Settling Defendants and the Related Parties shall have no liability with respect thereto.

1.23.                        “Preliminary Settlement Approval” means an order by the United States District Court for the District of Colorado preliminarily approving the terms of this Stipulation and ordering that notice be issued to the Class pursuant to FED.R.CIV.P. 23(e)(1)(B).

1.24.                        “Qwest” means Qwest Communications International Inc., any and all successors, subsidiaries, and affiliates of Qwest Communications International Inc.,  and any and all current and former officers, directors, employees and agents of any of them, as well as any predecessors of Qwest (including but not limited to U S WEST and any successors, subsidiaries, and affiliates thereof) and their successors, subsidiaries, and affiliates, and any and all current and former officers, directors, employees and agents of any of them.  Notwithstanding the foregoing, neither Nacchio nor Woodruff is included in the definition of Qwest.

1.25.                        “Related Parties” means each of a Settling Defendant’s past or present directors, officers, partners, members, employees, controlling shareholders, attorneys,

accountants or auditors, banks or investment banks, advisors, personal or legal representatives, insurers, reinsurers, predecessors, successors, parents, subsidiaries, divisions, assigns, spouses, heirs, related or affiliated entities, any partnership in which a Settling Defendant is a general or limited partner, any entity in which a Settling Defendant has a controlling interest, any member of an Individual Settling Defendant’s immediate family, or any trust or foundation of which any Settling Defendant is the settlor or which is for the benefit of any Individual Settling Defendant and/or member(s) of his or her family.  Notwithstanding the foregoing, neither Nacchio nor Woodruff is included in the definition of Related Parties.

1.26.                        “Released Claims” shall collectively mean all claims, demands, rights, liabilities and causes of action of every nature and description whatsoever, whether based in law or equity, on federal, state, local, foreign, statutory or common law, or any other law, rule, or regulation (including, but not limited to, all claims arising out of or relating to any acts, omissions, disclosures, public filings, registration statements, financial statements, audit opinions, or statements by the Settling Defendants, including without limitation, claims for negligence, gross negligence, constructive or actual fraud, negligent misrepresentation, conspiracy, or breach of fiduciary duty), whether known or unknown, whether or not concealed or hidden, accrued or not accrued, foreseen or unforeseen, matured and not matured, that were asserted or that could have been asserted directly, indirectly, representatively or in any other capacity, at any time, in any forum by Lead Plaintiffs, the Class Members, or the successors or assigns of any Lead Plaintiff or Class Member, or any of them against the Released Persons arising out of, based upon, or related in any way to: (a) the purchase, acquisition, sale, or disposition of Qwest securities by any Lead Plaintiffs or any Class Member during the Class Period and the allegations that were made or could have been made in the Litigation; (b) the purchase or other acquisition of, the retention of, the sale or other disposition of, or any other transaction involving Qwest securities by any of the Released Persons during the Class Period; or (c) the settlement or resolution of the Litigation (including, without limitation, any claim for attorneys’ fees by Lead Plaintiffs or any Class Member).  Released Claims shall also include claims related to any tax effects or tax liabilities (including any interest, penalties and representation costs) arising out of this Stipulation or any payment or transfer made pursuant to this Stipulation.  Released Claims shall also include Unknown Claims otherwise subject to this provision.  Released Claims shall not include the claims asserted in the Second Amended and Consolidated Complaint filed in the United States District Court for the District of Colorado on May 21, 2003 in In re Qwest Savings and Retirement Plan ERISA Litigation 02-CV-00464-REB-CBS (and all cases consolidated therein).

1.27.                        “Released Persons” means each and all of the Settling Defendants and their Related Parties, and the Arthur Andersen Released Parties.  Notwithstanding the foregoing, neither Nacchio nor Woodruff is included in the definition of Released Persons.

1.28.                        “SEC Distribution Fund” means those funds paid by Qwest Communications International Inc. pursuant to the Final Judgment as to Defendant Qwest Communications International Inc. in Securities and Exchange Commission v.

Qwest Communications International Inc., Civil Action No. 04-7-2179 (Oct. 21, 2004), into an account in the Court Registry Investment System initially established in Securities and Exchange Commission v. Augustine Cruciotti, Civil Action No. 04-D-1267 (MJW) (D. Colo.), that are made available for distribution to the Class pursuant to the Plan of Allocation, together with such other funds paid into that same account by other Persons pursuant to any separate final judgments or agreements that those Persons have entered into or may enter into with the Securities and Exchange Commission that are also made available for distribution to the Class pursuant to the Plan of Allocation.

1.29.                        “Settlement Fund” means the principal amount of $400,000,000.00 (FOUR HUNDRED million dollars) in cash plus all interest earned thereon pursuant to this Stipulation and the SEC Distribution Fund.

1.30.                        “Settling Defendants” means, collectively, Qwest, Arthur Andersen LLP, and each of the Individual Settling Defendants.  Notwithstanding the foregoing, neither Nacchio nor Woodruff is included in the definition of Settling Defendant.

1.31.                        “Settling Parties” means, collectively, each of the Settling Defendants and the Lead Plaintiffs on behalf of themselves and the Class Members.  Notwithstanding the foregoing, neither Nacchio nor Woodruff is included in the definition of Settling Parties.

1.32.                        “Unknown Claims” means any claims that any Class Member or Lead Plaintiffs do not know or suspect to exist in his, her, its or their favor at the time of the release of the Released Persons which, if known by him, her, it, or them might have affected his, her, its or their settlement with and release of the Released Persons, or might have affected his, her, its, or their decision not to object to this settlement.  With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Lead Plaintiffs shall expressly, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Lead Plaintiffs shall expressly, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542.  The Lead Plaintiffs and Class Members may hereafter discover facts in addition to or different from those that he, she, it or they now know or believe to exist or to be true with respect to the subject matter of the Released Claims, but the Lead Plaintiffs shall have, and each Class Member, upon the Effective Date, and by operation of the Judgment shall be deemed to have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.  The Lead Plaintiffs acknowledge, and the Class Members shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a material element of the settlement of which this release is a part.

2.              The Settlement

a.                                       The Settlement Fund

2.1                                 Qwest Communications International Inc. (on behalf of itself and the Settling Defendants and Released Persons) shall cause to be transferred $100,000,000.00 (one hundred million) in cash to an account controlled by the Escrow Agent no later than 30 days after the Preliminary Settlement Approval.  If all or part of such $100 million is not transferred to an account controlled by the Escrow Agent within 30 days after the Preliminary Settlement Approval, such un-transferred amounts shall accrue interest at rate of 7% annually until such time as the entire $100 million is transferred.  Further, if all or part of such $100 million is not transferred to an account controlled by the Escrow Agent within 30 days after the Preliminary Settlement Approval, Lead Plaintiffs may terminate this settlement; provided however, that the Lead Plaintiffs shall provide Qwest Communications International Inc. written notice of their intent to terminate, and allow Qwest Communications International Inc. 30 days to cure.  Qwest Communications International Inc. (on behalf of itself and the Settling Defendants and Released Persons) shall cause to be transferred a second $100,000,000.00 (one hundred million) in cash to an account controlled by the Escrow

Agent no later than 30 days after Final Settlement Approval.  If all or part of such $100 million is not transferred to an account controlled by the Escrow Agent within 30 days after Final Settlement Approval, such un-transferred amounts shall accrue interest at rate of 7% annually until such time as the entire $100 million is transferred.  Further, if all or part of such $100 million is not transferred to an account controlled by the Escrow Agent within 30 days after Final Settlement Approval, the Lead Plaintiffs may terminate this settlement; provided however, that the Lead Plaintiffs shall provide Qwest Communications International Inc. written notice of their intent to terminate, and allow Qwest Communications International Inc. 30 days to cure.  Qwest Communications International Inc. (on behalf of itself and the Settling Defendants and Released Persons) shall cause to be transferred another $200,000,000.00 (two hundred million) in cash plus interest that shall accrue from 30 days after Final Settlement Approval at a rate of 3.75% annually to an account controlled by the Escrow Agent by January 15, 2007.  If all or part of such $200 million plus interest that shall accrue from 30 days after Final Settlement Approval at a rate of 3.75% annually is not transferred to an account controlled by the Escrow Agent by January 15, 2007, such un-transferred amounts shall accrue interest at a rate of 7% annually until such time as the entire $200 million plus interest that shall accrue from 30 days after Final Settlement Approval at a rate of 3.75% annually is transferred.  Further, if all or part of such $200 million plus interest that shall accrue from 30 days after Final Settlement Approval at a rate of 3.75% annually is not transferred to an account controlled by the Escrow Agent by January 15, 2007, the Lead Plaintiffs may terminate this settlement; provided however, that the Lead

Plaintiffs shall provide Qwest Communications International Inc. written notice of their intent to terminate, and allow Qwest Communications International Inc. 30 days to cure.  Notwithstanding any provision of this Stipulation, no Individual Settling Defendant is obligated to make any of the payments provided for hereunder.

2.2                                 Lead Plaintiffs and Qwest Communications International Inc. shall use their best efforts to persuade the Securities and Exchange Commission to apply to the United States District Court for the District of Colorado for an order authorizing and requiring that the SEC Distribution Fund be transferred to an account controlled by the Escrow Agent for distribution pursuant to this Stipulation and the Plan of Allocation.  If the Securities and Exchange Commission advises the Settling Parties that it will not apply to the United States District Court for the District of Colorado for an order authorizing and requiring that the SEC Distribution Fund be transferred to an account controlled by the Escrow Agent pursuant to the terms of the Stipulation, if the United States District Court does not approve such application, or, if for any other reason, the SEC Distribution Fund is not distributed to the Class pursuant to this Stipulation and Plan of Allocation, Lead Plaintiffs shall have the right, but shall not be required to, withdraw from and terminate this Stipulation.  Lead Counsel shall not apply for a fee based on the SEC Distribution Fund.

2.3                                 It is expressly acknowledged that Arthur Andersen LLP has agreed to contribute $10 million (ten million dollars) in connection with and as full consideration for this settlement and shall have no obligation to make any additional contribution either to

Lead Plaintiffs, the Class, or any of the Settling Defendants in connection with this Stipulation.

b.                                       The Escrow Agent

2.4                                 The Escrow Agent may invest the Settlement Fund deposited pursuant to ¶¶ 2.1 and 2.2 hereof in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof and shall reinvest the proceeds of these instruments as they mature in similar instruments at their then-current market rates.  The Escrow Agent shall bear all risks related to investment of the Settlement Fund.

2.5                                 The Escrow Agent shall not disburse the Settlement Fund except as provided in the Stipulation, by an order of the Court, or with the written agreement of counsel for Qwest Communications International Inc.

2.6                                 Subject to further order and/or direction as may be made by the Court, the Escrow Agent is authorized to execute such transactions on behalf of the Class Members as are consistent with the terms of the Stipulation.

2.7                                 All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.

2.8                                 Within five (5) days after payment of the initial $100 million to the account controlled by the Escrow Agent pursuant to ¶ 2.1 hereof, the Escrow Agent may establish a “Class Notice and Administration Fund,” and may deposit up to $5 million from the Settlement Fund in it.  The Class Notice and Administration Fund may be used by Lead Counsel to pay costs and expenses reasonably and actually incurred in connection with providing notice to the Class, locating Class Members, soliciting claims, assisting with the filing of claims, administering and distributing the Net Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms, and paying escrow fees and costs, if any.  The Class Notice and Administration Fund may also be invested and earn interest as provided for in ¶ 2.4 of this Stipulation.

3.              Taxes

3.1                                 (a)                                  Settling Parties and the Escrow Agent agree to treat the Settlement Fund as being at all times a “qualified settlement fund” within the meaning of Treas. Reg. §1.468B-1.  In addition, the Escrow Agent shall timely make such elections as necessary or advisable to carry out the provisions of this ¶ 3.1, including the “relation-back election” (as defined in Treas. Reg. §1.468B-1) back to the earliest permitted date.  Such elections shall be made in compliance with the procedures and requirements contained in such regulations.  It shall be the responsibility of the Escrow Agent to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

(b)                                 For the purpose of § 468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the “administrator” shall be the Escrow Agent.  The Escrow Agent shall timely and properly file all informational and other tax reports and returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treas. Reg. §1.468B-2(k)).

Such returns (as well as the election described in ¶ 3.1(a) hereof) shall be consistent with this ¶ 3.1 and in all events shall reflect that all Taxes (including but not limited to any federal, state, or local Taxes, and any estimated Taxes, interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in ¶ 3.1(c) hereof.

(c)                                  All (i) Taxes (including but not limited to any federal, state, or local Taxes, and any estimated Taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund, including any Taxes or tax detriments that may be imposed upon the Settling Defendants or their counsel with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a “qualified settlement fund” for federal or state income tax purposes (“Taxes”), and (ii) expenses and costs incurred in connection with the operation and implementation of this ¶ 3.1 (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the reports and returns described in this ¶ 3.1) (“Tax Expenses”), shall be paid out of the Settlement Fund; in all events the Released Persons shall have no liability or responsibility for the Taxes or the Tax Expenses.  The Escrow Agent shall indemnify and hold each of the Released Persons harmless for Taxes and Tax Expenses (including, without limitation, Taxes payable by reason of any payment made to or for the benefit of the Class hereunder, and Taxes payable by reason of any such indemnification).  Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement Fund and shall be timely paid by the

Escrow Agent out of the Settlement Fund without prior order from the Court and the Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. §1.468B-2(l)(2)); neither the Settling Defendants nor their counsel are responsible nor shall they have any liability therefor.  Nothing in this ¶ 3.1 or any part of this Stipulation shall constitute or be considered to be tax advice by the Released Persons or any of their respective counsel.  The Settling Parties agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this ¶ 3.1.

(d)                                 Released Persons have made no representation or warranty with respect to the tax treatment by any Lead Plaintiffs or Class Member of any payment or transfer made pursuant to this Stipulation or derived from or made pursuant to the Settlement Fund.

(e)                                  For the purpose of this ¶ 3.1, references to the Settlement Fund shall include both the Settlement Fund and the Class Notice and Administration Fund and shall also include any earnings thereon.

4.              Notice Order and Settlement Hearing

4.1                                 As soon as practical following execution of the Stipulation, Lead Counsel shall submit the Stipulation together with its Exhibits to the Court and shall apply for entry of an order (the “Notice Order”), substantially in the form of Exhibit A hereto, requesting, inter alia, Preliminary Settlement Approval set forth in the Stipulation, and approval for the mailing of a settlement notice (the “Notice”) and publication of a summary notice, substantially in the forms of Exhibits A-1 and A-3 attached hereto.  The Notice shall include the general terms of the settlement set forth in the Stipulation, the proposed Plan of Allocation, the general terms of the Fee and Expense Application, and the date of the Settlement Hearing as defined below.

4.2                                 Lead Counsel shall request that, after notice is given, the Court hold a hearing (the “Settlement Hearing”) and provide Final Settlement Approval for the Litigation with respect to the Settling Defendants as set forth herein.  At or after the Settlement Hearing, Lead Counsel also will request that the Court approve the proposed Plan of Allocation and the Fee and Expense Application.

5.              Releases

5.1                                 Upon the Effective Date, Lead Plaintiffs and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have: (i) fully, finally, and forever released, relinquished and discharged all Released Claims (including Unknown Claims) against the Released Persons, whether or not such Class Member executes and delivers the Proof of Claim and Release, (ii) covenanted not to sue any of the Released Persons or otherwise to assert, directly or indirectly, any of the Released Claims against any of the Released Persons, and (iii) agreed to be forever barred and enjoined from doing so, in any court of law or equity, or in any other forum.

5.2                                 The Proof of Claim and Release to be executed by Class Members shall release all Released Claims against the Released Persons and shall be substantially in the form contained in Exhibit A-2 attached hereto.

5.3                                 Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Lead Plaintiffs, Class Members, and Lead Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Litigation or the Released Claims.

5.4                                 Upon the Effective Date, Qwest and its Related Parties and the Arthur Andersen Released Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged one another from all claims (including Unknown Claims), arising out of, relating to, or in connection with the Released Claims.

6.              Administration and Calculation of Claims, Final Awards and Supervision and Distribution of Settlement Fund

6.1                                 The Claims Administrator, subject to such supervision and direction of the Court and/or Lead Counsel as may be necessary or as circumstances may require, shall administer and calculate the claims submitted by Class Members and shall oversee distribution of the Net Settlement Fund to Authorized Claimants.

6.2                                 The Settlement Fund shall be applied as follows:

(a)                                  to pay Lead Counsel’s attorneys’ fees and expenses with interest thereon (the “Fee and Expense Award”), and to pay Lead Plaintiffs’ expenses (including lost wages) incurred in representing the Class if and to the extent allowed by the Court;

(b)                                 to pay all the costs and expenses reasonably and actually incurred in connection with providing notice, locating Class Members, soliciting Class claims, assisting with the filing of claims, administering and distributing the Net Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms and paying escrow fees and costs, if any;

(c)                                  to pay the Taxes and Tax Expenses described in ¶ 3.1 hereof; and

(d)                                 to distribute the Net Settlement Fund to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation, and the Court.

6.3                                 Upon the Effective Date and thereafter, and in accordance with the terms of the Stipulation, the Plan of Allocation, or such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Settlement Fund shall be distributed to Authorized Claimants, subject to and in accordance with ¶¶ 6.4-6.9 hereof.

6.4                                 Within ninety (90) days after the mailing of the Notice or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a completed Proof of Claim and Release, substantially in the form of Exhibit A-2 attached hereto, signed under penalty of perjury and supported by such documents as are specified in the Proof of Claim and Release and as are reasonably available to the Authorized Claimant.

6.5                                 Except as otherwise ordered by the Court, all Class Members who fail timely to submit a Proof of Claim and Release within such period, or such other period as may be ordered by the Court, or otherwise allowed, shall be forever barred from receiving any payments pursuant to the Stipulation and the settlement set forth herein, but will in all other respects be subject to and bound by the provisions of the Stipulation, the releases contained herein, and the Judgment.  Notwithstanding the foregoing, Lead Counsel may, in their discretion, accept for processing late submitted claims so long as the distribution of the Net Settlement Fund to Authorized Claimants is not materially delayed.

6.6                                 The Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with a Plan of Allocation to be described in the Notice and approved by the Court.  If any funds remain in the Net Settlement Fund by reason of un-cashed checks or otherwise, then, after the Claims Administrator has made reasonable and diligent efforts to have Class Members who are entitled to participate in the distribution of the Net Settlement Fund cash their distribution checks, any balance remaining in the Net Settlement Fund one (1) year after the initial distribution of such funds shall be re-distributed to Class Members who have cashed their checks and who would receive at least $10.00 from such re-distribution, after payment of any taxes, and unpaid costs or fees incurred in administering the Net Settlement Fund for such re-distribution.  If after six months after such re-distribution any funds shall remain in the Net Settlement fund, then such balance shall be returned to Colorado-based non-

sectarian, not-for-profit 501(c)(3) organization(s) providing legal services or otherwise in the appropriate public interest designated by Lead Counsel.

6.7                                 The Released Persons shall have no responsibility for, interest in, or liability whatsoever with respect to the investment or distribution of the Net Settlement Fund, the Plan of Allocation, the determination, administration, or calculation of claims, the payment or withholding of Taxes, or any losses incurred in connection therewith, except that Lead Counsel agrees to confer with counsel for Qwest prior to submission of the Plan of Allocation.

6.8                                 No Person shall have any claim against Lead Counsel or the Claims Administrator, or their counsel, based on distributions made substantially in accordance with the Stipulation and the settlement contained therein, the Plan of Allocation, or further order(s) of the Court.  No Person shall have any claim whatsoever against Settling Defendants, Settling Defendants’ counsel, or any Released Persons arising from or related to any distributions made, or not made, from the Settlement Fund.

6.9                                 It is understood and agreed by the Settling Parties that any proposed Plan of Allocation of the Net Settlement Fund including, but not limited to, any adjustments to an Authorized Claimant’s claim set forth therein, is not a part of the Stipulation and is to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the settlement set forth in the Stipulation, and any order or proceeding relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the finality of the Court’s Judgment approving the

Stipulation and the settlement set forth therein, or any other orders entered pursuant to the Stipulation.

7.              Lead Counsel’s Attorneys’ Fees and Reimbursement of Expenses

7.1                                 Lead Counsel may submit an application or applications (the “Fee and Expense Application”) for distributions to them from the Settlement Fund for an award of attorneys’ fees, and reimbursement of expenses incurred in connection with prosecuting the Litigation, plus any interest on such attorneys’ fees and expenses at the same rate and for the same periods as earned by the Settlement Fund (until paid).  Lead Counsel reserve the right to make additional applications for fees and expenses incurred.  The Lead Plaintiffs may submit an application for reimbursement of their expenses (including lost wages) incurred in representing the Class in the Litigation.

7.2                                 The attorneys’ fees, expenses and costs, as awarded by the Court, shall be paid to Lead Counsel from the Settlement Fund, as ordered, immediately after the Court executes an order awarding such fees and expenses.  Lead Counsel shall allocate the attorneys’ fees amongst other Plaintiffs’ counsel in a manner in which they in good faith believe reflects the contributions of such counsel to the prosecution and settlement of the Litigation.  In the event that (i) the Effective Date does not occur, (ii) the judgment and/or order making such fee and expense award is reversed or modified, (iii) the Stipulation is canceled or terminated for any reason, or (iv) if the dismissal with prejudice of this Litigation does not become Final, and in the event that the fee and expense award has been paid to any extent, then Lead Counsel shall within five (5) business days from receiving notice from Qwest Communications International Inc. or from a court of appropriate jurisdiction, refund to the Settlement Fund the fees, expenses and costs previously paid to them from the Settlement Fund plus interest thereon at the same rate as earned on the Settlement Fund in an amount consistent with such reversal or modification.  Each Plaintiffs’ counsel’s law firm as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph and such other agreement between Qwest Communications International Inc. and Lead Counsel.  Without limitation, each such law firm and its partners and/or shareholders agree that the Court may, upon application of Qwest Communications International Inc., summarily issue orders including, without limitation, judgments and attachment orders and may make appropriate findings of or sanctions for contempt, against them or any of them should such law firm fail timely to repay such fees and expenses.

7.3                                 The procedure for and the allowance or disallowance by the Court of any applications by Lead Counsel for attorneys’ fees and expenses to be paid out of the Settlement Fund are not part of the settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the settlement set forth in the Stipulation, and any order or proceeding relating to the Fee and Expense Application, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the settlement of the Litigation set forth therein.

7.4                                 Settling Defendants and their Related Parties shall have no responsibility for the allocation among Plaintiffs’ counsel, and/or any other Person who may assert some claim thereto, of any fee and expense award that the Court may make in the Litigation.

8.              Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

8.1                                 The Effective Date of the Stipulation shall be conditioned on the occurrence of the last to occur of the following events:

(a)                                  Qwest Communications International Inc. has timely made or caused to be made its contributions to the Settlement Fund as required by ¶¶ 2.1 and 2.2 hereof;

(b)                                 the Court has entered the Notice Order, as required by ¶ 4.1 hereof;

(c)                                  the Court has entered the Judgment, attached hereto as Exhibit B, or a judgment substantially similar in all material respects to the Judgment attached hereto as Exhibit B;

(d)                                 the Judgment has become Final; and

(e)                                  Qwest Communications International Inc. has waived or has not timely asserted any right to withdraw from the Settlement, including those rights to terminate provided under ¶¶ 8.2 and 11 hereof.

8.2                                 Simultaneously herewith, Qwest Communications International Inc. and the Lead Plaintiffs (individually and on behalf of the Class) have entered into a “Supplemental Agreement Regarding Requests for Exclusion” setting forth, among other things, certain conditions under which this Stipulation may be withdrawn or terminated by Qwest Communications International Inc.  The Supplemental Agreement Regarding Requests for Exclusion shall not be filed prior to the Settlement Hearing unless a dispute arises as to its terms or Qwest Communications International Inc. exercises its rights thereunder.  In the event of a withdrawal from this Stipulation pursuant to the Supplemental Agreement Regarding Requests for Exclusion, this Stipulation shall become null and void and of no further force and effect and the provisions of ¶ 8.4 hereof shall apply.

8.3                                 Upon the occurrence of all of the events referenced in ¶ 8.1 hereof, any and all remaining interest or right of Settling Defendants in or to the Settlement Fund, if any, shall be absolutely and forever extinguished.  If all of the conditions specified in ¶ 8.1 hereof are not met, then the Stipulation shall be canceled and terminated subject to ¶¶ 8.4 hereof unless Lead Counsel and counsel for Settling Defendants mutually agree in writing within thirty (30) days of their receipt of notice of any failed condition to proceed with the Stipulation.

8.4                                 Unless otherwise ordered by the Court, in the event the Stipulation shall terminate, be canceled, or not become effective for any reason, within five (5) business days after written notification of such event is sent by counsel for Qwest Communications International Inc. to the Escrow Agent, the Settlement Fund, plus accrued interest (except the portion constituting the SEC Distribution Fund), and the Class Notice and Administration Fund, plus accrued interest, shall be refunded to Qwest Communications International Inc., less expenses due and owing as set forth in ¶ 2.8, and the SEC Distribution Fund, plus accrued interest, shall be refunded to the account in the Court Registry Investment System from which the SEC Distribution Fund came or otherwise treated in accordance with written instructions provided by the Securities and Exchange Commission, provided, however, that neither the Lead Plaintiffs nor Lead Counsel shall have any obligation to repay any amounts actually and properly disbursed from the Class Notice and Administration Fund, and that any expenses already incurred and properly chargeable to the Class Notice and Administration Fund pursuant to ¶ 2.8 hereof and Taxes and Tax Expenses at the time of such termination or cancellation but that have not been paid, shall be paid or retained in escrow by the Escrow Agent in accordance with the terms of the Stipulation prior to the balance being refunded.  At the request of Qwest, the Escrow Agent or its designee shall apply for any tax refund owed on the Settlement Fund and pay the proceeds to Qwest Communications International Inc.

9.              Class Certification

For purposes of this Stipulation only, the Settling Parties will stipulate to certification of the Class as defined herein.  Settling Defendants expressly reserve the right to contest class certification in the event this Settlement does not become effective for any reason.  This Stipulation, whether or not consummated, and any proceedings taken pursuant to it, shall not be construed as or received in evidence as an admission, concession or presumption that class certification is appropriate in this action.

10.       Preferences, Voidable Transfers, or Fraudulent Transfers

The Settling Parties agree that, with respect to any Settling Defendant, in the event of a final order of a court of competent jurisdiction, not subject to any further proceedings, determining the transfer of the Settlement Fund, or any portion thereof, by or on behalf of such Settling Defendant to be a preference, voidable transfer, fraudulent transfer or similar transaction under Title 11 of the United States Code (Bankruptcy) or applicable state law and any portion thereof is required to be refunded and such amount is not promptly deposited in the Settlement Fund by any other Settling Defendant, then, at the election of Class Plaintiffs’ Counsel, as to such Settling Defendant only, the releases given and the Judgments entered in favor of such Settling Defendant pursuant to the Stipulation shall be null and void.  The releases given and the Judgments entered in favor of other Settling Defendants shall remain in full force and effect.

11.       Limitations On Subsequent Claims Against Released Parties

11.1                           In accordance with Section 21D-4(f)(7)(A) of the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4(f)(7)(A), each of the Released Persons by virtue of the Judgment is discharged from all claims for contribution that have been or may hereafter be brought by or on behalf of any of the Non-Settling Defendants or any of the Settling Defendants based upon, relating to, or arising out of the Released Claims.  Accordingly, (i) the Non-Settling Defendants are hereby permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any such claim for contribution against any Released Person based upon, relating to, or arising out of the Released Claims, and (ii) the Released Persons are hereby permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any claim for contribution against the Non-Settling Defendants based upon, relating to, or arising out of the Released Claims.  For purposes of Section 11 of this Stipulation only, Non-Settling Defendants shall include any Person who Lead Plaintiffs may hereafter sue based upon, relating to, or arising out of the Released Claims (“Reform Act Bar Order”).  Inclusion of the Reform Act Bar Order in the Judgment is material to Settling Defendants’ decision to participate in this Stipulation.

11.2                           The Non-Settling Defendants and the Settling Defendants are hereby permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any claim, if any, however styled, whether for indemnification, contribution, or otherwise and whether arising under state, federal, or common law, against the Released Persons based upon, arising out of, or relating to the Released Claims; and the Released Persons are permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any other claim, if any, however styled, whether for indemnification, contribution, or otherwise and whether arising under state, federal, or common law, against the Non-Settling Defendants based upon, arising out of, or relating to the Released Claims (the “Complete Bar Order”).  In the event that the Judgment fails to contain a Complete Bar Order substantially in conformity with this ¶ 11.2, such failure shall not be a basis for Lead Plaintiffs or any Class Member to terminate the settlement.

11.3                           To the extent (but only to the extent) not covered by the Reform Act Bar Order and/or the Complete Bar Order, the Lead Plaintiffs, on behalf of themselves and the Class, further agree that they will reduce or credit any settlement or judgment (up to the amount of such settlement or judgment) they may obtain against a Non-Settling Defendant by an amount equal to the amount of any settlement or final, non-appealable judgment that a Non-Settling Defendant may obtain against any of the Released Persons based upon, arising out of, relating to, or in connection with the Released Claims or the subject matter thereof.  In the event that a settlement is reached between Lead Plaintiffs or the Class and a Non-Settling Defendant, or final judgment is entered in favor of Lead Plaintiffs or the Class against a Non-Settling Defendant before the resolution  of that Non-Settling Defendant’s potential claims against any Released Person, any funds collected on account of such settlement or judgment shall not be distributed, but shall be retained by the Escrow Agent  pending the resolution of any potential claim by  the Non-Settling Defendant claim against such Released Person(s) as provided in Paragraphs 11.3 and 11.4 of this Stipulation.  In the event a Non-Settling Defendant asserts a claim against a Released Person related to any claim or judgment asserted against that Non-Settling Defendant, or settlement entered into by that Non-Settling Defendant, arising from or related to a claim asserted against that Non-Settling Defendant by Lead Plaintiffs or any other Class Member, Qwest Communications International Inc. agrees to pay the reasonable costs of defending any such claim that may be asserted against any Released Person by any Non-Settling Defendant, and any such Released Person shall defend against such claim in good faith and will not settle such claim without the prior written consent of Lead Counsel and Qwest Communications International Inc., which consent shall not be unreasonably withheld.  Inclusion of this Paragraph 11.3 in the Judgment is material to Settling Defendants’ decision to participate in this Stipulation.

11.4                           The Class will not settle any claim or judgment against a Non-Settling Defendant without obtaining from the Non-Settling Defendant the release of any and all claims the Non-Settling Defendant may have against any of the Released Persons based upon, arising out of, relating to or in connection with the Released Claims or the subject matter thereof, provided that each Settling Defendant shall execute and provide to the Non-Settling Defendant a release in a form that is satisfactory both to the Settling Defendants and the Non-Settling Defendant.  Inclusion of this Paragraph 11.4 in the Judgment is material to Settling Defendants’ decision to participate in this Stipulation.

12.       Miscellaneous Provisions

12.1                           Notwithstanding any other provision in this Stipulation, including ¶¶ 5.4, 11.1, 11.2, 11.3, and 11.4, this Stipulation shall not cause the Released Persons and Non-Settling Defendants to release the following potential claims between or among themselves:

(a)                                  Claims that arise from or relate to claims asserted by those Persons who request exclusion from the Class in such form and manner, and within such time, as the Court shall prescribe, and who assert claims that would have been Released Claims under this Stipulation but for the Person’s exclusion from the Class;

(b)                                 Claims that arise from or relate to claims asserted in In re Qwest Savings and Retirement Plan ERISA Litigation 02-CV-00464-REB-CBS, including all actions consolidated therein.

(c)                                  Any claims, rights or obligations concerning advancement of legal fees and expenses, or the recovery of legal fees and expenses advanced or that may be advanced, by Qwest Communications International Inc. or any subsidiary or affiliate of Qwest Communications International Inc. to the Non-Settling Defendants or any Released Person.

(d)                                 (i) the November 12, 2003 Definitive Settlement Agreement and all documents attached thereto and/or contemplated thereby relating to the settlement among Qwest Communications International Inc. and certain Qwest Communications International Inc. directors and officers and fiduciary liability insurance carriers, or (ii) the Insureds Trust Agreement (as amended) made and entered into as of June 1, 2004, by and among U.S. Bank Trust Association, U.S. Bank Trust National Association, the Honorable Sam C. Pointer, Qwest Communications International Inc. and Individual Beneficiaries as defined therein.

(e)                                  Enforcement of any breach of this Stipulation.

12.2                           The Settling Parties (a) acknowledge that it is their intent to consummate this Stipulation, and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation.  Further, Qwest Communications International Inc. and Arthur Andersen LLP will enter into an agreement with Lead Counsel providing for Qwest Communications International Inc.

and Arthur Andersen LLP (a) to attempt to make certain current and former employees available in connection with Lead Plaintiffs’ continued prosecution of the above-captioned matter, and (b) to make certain other discovery materials available consistent with its defense of any other litigation or other proceeding.

12.3                           The Settling Parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Litigation.  The Stipulation compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim or defense.  The Settling Parties agree that the amount paid to the Settlement Fund and the other terms of the Stipulation were negotiated in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel.  The Settling Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Litigation was brought or defended in bad faith or without a reasonable basis.  The Settling Parties agree not to oppose a finding in the Judgment that during the course of the Litigation, the Settling Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure.

12.4                           Notwithstanding anything to the contrary contained herein, the Lead Plaintiffs and each of the Class Members, for themselves and any other persons claiming by, through, or on behalf of them, acknowledge and agree that (i) in no event shall the Administrator of Arthur Andersen LLP, any member of the Administrative Board of Arthur Andersen LLP (or any officer, director, member or shareholder of any

Administrative Board), any present or former directors, officers, managers, partners, participating principals, national directors or similar persons of Arthur Andersen LLP or any of their respective agents or representatives (collectively, the “Andersen Covered Persons”) have any personal liability with respect to the obligations arising out of or relating to this Stipulation; and (ii) no Andersen Covered Person shall be obligated to make, and no Andersen Covered Person in fact will make, any capital contribution or other payment of any kind to Arthur Andersen LLP in order for Arthur Andersen LLP to satisfy its obligations arising out of or relating to this Stipulation.  Notwithstanding this paragraph, Arthur Andersen LLP (but not Andersen Covered Persons) is responsible for the contribution of $10 million (ten million dollars) to this settlement, such payment to be made to Qwest Communications International Inc.

12.5                           Neither the Stipulation nor the settlement contained herein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Released Persons or Non-Settling Defendants; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Released Persons or Non-Settling Defendants in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal.  Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

12.6                           The protections afforded by the Protective Order governing the Litigation shall be unaffected by this Stipulation.

12.7                           All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

12.8                           This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

12.9                           This Stipulation, the Exhibits attached hereto, the Supplemental Agreement Regarding Requests for Exclusion, the executed Term Sheet between Qwest Communications International Inc. and Arthur Andersen LLP, and the other agreements identified herein, constitute the entire agreement among the parties hereto and no representations, warranties or inducements have been made to any party concerning the Stipulation, its Exhibits, or the Supplemental Agreement Regarding Requests for Exclusion, other than the representations, warranties and covenants contained and memorialized in such documents, and shall not be amended except by a written instrument signed by the Settling Parties.  Except as otherwise provided herein, each Settling Party shall bear its own costs.

12.10                     Lead Counsel, on behalf of the Class, are expressly authorized by the Lead Plaintiffs to take all appropriate action required or permitted to be taken by the Class pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Class which they deem appropriate.

12.11                     Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

12.12                     The Stipulation may be executed in one or more counterparts.  All executed counterparts and each of them shall be deemed to be one and the same instrument.  A complete set of original executed counterparts shall be filed with the Court.

12.13                     The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties.

12.14                     The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

12.15                     This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Delaware, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to that State’s choice-of-law principles.

12.16                     Whenever notice to Lead Plaintiffs or Lead Counsel is required to be given pursuant to this Stipulation, it shall be delivered by both facsimile and federal express to:

Keith Park
Lerach, Coughlin, Stoia, Geller,
Rudman & Robbins LLP
655 W. Broadway, Suite 1900
San Diego, CA 92101-3301
Fax:  619-231-7423

12.17                     Whenever notice to Qwest Communications International Inc. is required to be given pursuant to this Stipulation, it shall be delivered by both facsimile and federal express to:

Richard N. Baer
General Counsel
Qwest Communications International Inc.
1801 California Street
Suite 5200
Denver, Colorado 80112
Fax:  303-383-8444

and

Jonathan Schiller
David Boyd
Alfred Levitt
Boies, Schiller & Flexner LLP
5301 Wisconsin Ave., N.W.
Washington DC 20015
(202) 237-2727 (phone)
(202) 237-6131 (fax)

12.18                     Whenever notice to other Settling Defendants is required to be given pursuant to this Stipulation, it shall be delivered by both facsimile and federal express to the signatories to this Stipulation or their respective counsel.

IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of November    , 2005.

By:

/s/ William S. Lerach

By:

/s/ Jonathan D. Schiller

William S. Lerach

Jonathan D. Schiller

Patrick Coughlin

David R. Boyd

Keith Park

Alfred P. Levitt

Michael J. Dowd

Boies, Schiller & Flexner LLP

Thomas E. Egler

5301 Wisconsin Ave, NW

Lerach, Coughlin, Stoia, Geller,

Suite 800

Rudman & Robbins LLP

Washington, DC 20015

655 W. Broadway, Suite 1900

San Diego, CA 92101-3301

Counsel for Qwest Communication International Inc.

Lead Counsel

By:

/s/ Frederick J. Baumann

By:

/s/ Bruce F. Black

James M. Lyons

Bruce F. Black

Frederick J. Baumann

Martin D. Litt

Rothgerber Johnson & Lyons LLP

Michael J. Hofmann

1200 17th Street, Suite 3000

Holme Roberts & Owen LLP

Denver, CO 80202-5855

1700 Lincoln Street, Suite 4100

Denver, CO 80203

Counsel for Vinod Khosla

Counsel for Philip Anschutz & Craig Slater

By:

/s/ Mark T. Drooks

By:

/s/ James Nesland

Mark T. Drooks

James Nesland

Thomas V. Reichert

Paul Schwartz

Bird, Marella, Boxer & Wolpert, PC

Cooley Godward LLP

1875 Century Park East, 23rd Floor

380 Interlocken Crescent, Suite 900

Los Angeles, CA 90067-2561

Broomfield, CO 80021-8023

Counsel for Robin Szellga

Counsel for Drake Tempest

By:

/s/ Elissa Preheim

By:

/s/ Greg Waller

Scott B. Schreiber

Greg Waller

John A. Freedman

Andrews Kurth LLP

Elissa Preheim

600 Travis Street, Suite 4200

Arnold & Porter

Houston, Texas 77002

555 Twelfth Street, NW

Washington, DC 20004-1206

Attorneys for Defendant Gregory M. Casey

Counsel for Arthur Andersen LLP

By:

/s/ Barbara Moses

By:

/s/ David A. Zisser

Barbara Moses

David A. Zisser

Morvillo, Abramowitz, Grand, Iason

Isaacson, Rosenbaum P.C.

& Silberberg, P.C.

633 17th Street, Suite 2200

565 Fifth Avenue

Denver, CO 80202

New York, NY 10017

Counsel for Marc Weisberg

Counsel for Afshin Mohebbi

By:

/s/ Coates Lear

By:

/s/ Stephanie E. Dunn

Ty Cobb

Robert N. Miller

Daniel F. Shea

Stephanie E. Dunn

Coates Lear

Perkins Coie, LLP

Hogan & Hartson L.L.P.

1899 Wynkoop St., Ste. 700

1200 Seventeenth St., Suite 1500

Denver, CO 80202

Denver, CO 80202

Attorneys for Lewis Wilks and Stephen Jacobsen

Attorneys for James A. Smith

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLORADO

Civil Action No. 01-cv-1451-REB-CBS
(Consolidated with Civil Action Nos. 01-cv-1472-REB-CBS, 01-cv-1527-REB-CBS, 01-cv-1616-REB-CBS, 01-cv-1799-REB-CBS, 01-cv-1930-REB-CBS, 01-cv-2083-REB-CBS, 02-cv-0333-REB-CBS, 02-cv-0374-REB-CBS, 02-cv-0507-REB-CBS, 02-cv-0658-REB-CBS, 02-cv-755-REB-CBS, 02-cv-798-REB-CBS and 04-cv-0238-REB-CBS)

In re QWEST COMMUNICATIONS INTERNATIONAL, INC. SECURITIES LITIGATION

[PROPOSED] ORDER PRELIMINARILY APPROVING PARTIAL SETTLEMENT
AND APPROVING FORM AND MANNER OF NOTICE

EXHIBIT A

WHEREAS, Lead Plaintiffs (on behalf of themselves and the Class Members) in the above-captioned consolidated litigation (the “Litigation”), have entered into a Stipulation of Partial Settlement dated as of November     , 2005 (the “Stipulation”) with Settling Defendants that is subject to review and approval under Rule 23 of the Federal Rules of Civil Procedure (“Fed. R. Civ. P.”)  and that, together with the exhibits thereto, sets forth the terms and conditions for the proposed partial settlement of the Litigation and the dismissal of the Litigation against the Settling Defendants (as defined in the Stipulation) with prejudice; and the Court having read and considered the Stipulation and the accompanying documents; and the parties to the Stipulation having consented to entry of this Order; and all capitalized terms used herein having the same meanings set forth in the Stipulation;

NOW, THEREFORE, IT IS HEREBY ORDERED:

1.             (a)           The Court hereby certifies, for settlement purposes only,(1) a class pursuant to Fed. R. Civ. P. 23(b)(3), defined as follows:(2)

all persons who purchased or otherwise acquired Qwest publicly traded securities (including common stock, bonds, and options) from May 24, 1999 through July 28, 2002 (“Class Period”). Excluded from the Class are Defendants and any Persons affiliated with or related to any Defendant. For purposes of this paragraph, the persons affiliated with or related to any Defendant are members of the immediate family of each Individual Defendant, any entity in which any Defendant has a controlling interest,

(1)           Settling Defendants expressly reserve the right to contest class certification in the event the settlement does not become effective for any reason.

(2)           All capitalized terms not otherwise defined herein shall have the meanings set forth in the Stipulation.

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officers and directors of Qwest and its subsidiaries and affiliates, partners, shareholders, and members of Arthur Andersen LLP, and the legal representatives, heirs, predecessors, successors and assigns of any such excluded party. Also excluded from the Class are those Persons who request exclusion from the Class in such form and manner, and within such time, as the Court shall prescribe.  Also excluded from the Class is any current or former officer, director, employee, or agent of Qwest who has been sued by the United States Securities and Exchange Commission in connection with such Person’s affiliation with or conduct related to Qwest.

(b)           The Court finds that (i) members of the Class are so numerous as to make joinder impracticable; (ii) the claims of the Lead Plaintiffs are typical of the claims of the Class they seek to represent; (iii) the interests of the members of the Class will be, and have been, fairly and adequately represented by the Lead Plaintiffs and Lead Counsel; (iv) a class action is superior to other available methods for the fair and efficient adjudication of this Litigation; (v) common questions of law and fact exist as to all members of the Class; and (vi) such common questions predominate over any questions solely affecting individual members of the Class.

(c)           The Court finds that pursuant to Fed. R. Civ. P. 23, Lead Plaintiffs New England Healthcare Employees Pension Fund, Satpal Singh, Tejinder Singh, and Clifford Mosher are adequate class representatives.

2.             The terms of the Settlement as set forth in the Stipulation, are preliminarily approved.  A hearing (the “Settlement Hearing”), pursuant to Fed. R. Civ. P. 23(e), shall be held before the Court on                         , 2005, at        ..m. in Courtroom      of the United States Courthouse, 901 19th Street, Room A-105, Denver, Colorado (or such adjourned time or times as the Court may set without further notice to the Class):

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(a)           to determine whether the terms of the settlement as set forth in the Stipulation are fair, reasonable, adequate to the Class and should be approved by the Court;

(b)           to determine whether the Judgment as provided under the Stipulation should be entered;

(c)           to determine whether the proposed Plan of Allocation for distributing the settlement proceeds among Class Members should be approved by the Court;

(d)           to determine the amount of fees and expenses awarded to Lead Counsel and the amounts that should be ordered reimbursed to the Lead Plaintiffs for their expenses (including lost wages) incurred in prosecuting the Litigation; and

(e)           to rule upon such other matters as the Court may deem appropriate.

3.             The Court approves, in form and content, the Notice of Pendency and Proposed Partial Settlement of Class Action (the “Notice”), the Proof of Claim and Release, and the Summary Notice (the “Summary Notice”), annexed as exhibits A-1, A-2, and A-3 respectively to the Stipulation and this Order, and finds that the publication, mailing, and Internet posting of such notices in the manner and form set forth in the Stipulation and as set forth herein, meets the requirements of Rule 23 of the Fed. R. Civ. P., §21D(a)(7) of the Exchange Act, 15 U.S.C. §78u-4(a)(7), as amended by the Private Securities Litigation Reform Act of 1995, due process, the rules of this Court, and any other applicable law, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all persons entitled thereto.

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4.             Gilardi & Co. LLC is hereby appointed Claims Administrator to supervise and administer the notice process as well as process claims as more fully set forth in the Stipulation.

5.             (a)           On or before                         , 2005 (“Notice Date”), (i) a copy of the Notice and Proof of Claim and Release substantially in the forms annexed as Exhibits A-1 and A-2 to the Stipulation shall be mailed by first class mail to each member of the Class to the extent shown by the records of Qwest or its transfer agent at the address set forth in such records, and (ii) the Stipulation and all exhibits thereto shall be posted on the Internet at the Claims Administrator’s Internet website, www.gilardi.com.

(b)           On or before                         , 2005, a copy of the Summary Notice, substantially in the form annexed as Exhibit A-3 to the Stipulation, shall be published on two separate occasions in the national edition of Investor’s Business Daily.

(c)           At or prior to the Settlement Hearing provided in paragraph 2 of this Order, Lead Counsel shall file with the Court, proof, by affidavit or declaration, of such mailing and publication.

6.             Within ten (10) days after the receipt of the Notice and the Proof of Claim and Release, nominees who hold or held the publicly traded securities of Qwest purchased or acquired during the period May 24, 1999 through July 28, 2002, inclusive, for the benefit of another Person shall either (i) request additional copies of the Notice and the Proof of Claim form, and, within ten days after the receipt of the additional copies of the Notice and the Proof of Claim form, mail them to such beneficial owners and send a statement to the Claims Administrator confirming that the mailings were made as directed; or (ii) send a list

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of names and addresses of such beneficial owners to the Claims Administrator who, in turn, shall promptly mail the Notice and Proof of Claim to such beneficial owners.  The Claims Administrator shall advise such nominees that their reasonable costs in providing the Notice and Proof of Claim and Release to such beneficial owners will be reimbursed upon submission of appropriate documentation.

7.             Any member of the Class may be excluded from the Class by complying on or before fifty (50) calendar days after the Notice Date, with the instructions and procedures set forth in Section VIII of the Notice regarding exclusion from the Class.  Any Member of the Class who has not requested to be excluded from the Class in the manner set forth in Section VIII of the Notice may, but is not required to, enter an appearance in this Litigation pro se or through counsel of his, her or its own choice.  Any member of the Class who does not enter an appearance shall be represented by Lead Counsel.

8.             Any member of the Class who has not requested to be excluded from the Class and who wants to object to the approval of the settlement on the terms set forth in the Stipulation, the application by Lead Counsel for an award of attorneys’ fees and expenses, reimbursement of the expenses (including lost wages) of Lead Plaintiffs, or the proposed Plan of Allocation may do so by appearing at the Settlement Hearing either in person or through an attorney or by filing a written objection consisting of documents, briefs, or affidavits with the Court.  As set forth in Section XII of the Notice, in order to appear at the Settlement Hearing or otherwise object to the settlement, any such Class Member must file a written notice of objection with the Clerk of the Court on or before fifty (50) calendar days after the Notice Date.  This written objection must also be served by

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hand or first class mail on the parties set forth in Section XIII of the Notice.  Any Class Member who intends to object to the approval of the settlement on the terms set forth in the Stipulation, the application by Lead Counsel for an award of attorneys’ fees and expenses, reimbursement of the expenses (including lost wages) of Lead Plaintiffs, or the proposed Plan of Allocation, and who desires to present evidence at the Settlement Hearing must include in his, her or its written objections the identity of any witnesses he, she or it may call to testify, and any exhibits he, she or it intends to introduce into evidence at the Settlement Hearing.  Any Class Member who does not make his, her, or its objection in the manner provided for herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the proposed settlement as incorporated in the Stipulation, the proposed Plan of Allocation, the awards to Plaintiffs’ Lead Counsel of attorneys’ fees and expenses or any reimbursement of expenses of Lead Plaintiffs (including lost wages), unless otherwise ordered by the Court.

9.             Class Members who want to participate in the settlement shall complete and submit a Proof of Claim and Release in accordance with the instructions contained therein.  Unless the Court orders otherwise, all Proofs of Claim and Releases must be submitted no later than ninety (90) calendar days after the Notice Date.  Any Class Member for whom a timely and valid Proof of Claim and Release has not been submitted within the time provided for shall, unless otherwise ordered by the Court, be barred from sharing in the distribution of the proceeds of the settlement but shall nonetheless be bound by the terms of the Judgment.

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10.           Neither Defendants nor Defendants’ counsel shall have any responsibility for the Plan of Allocation or any application for attorneys’ fees or reimbursement of expenses submitted by Lead Counsel, and such matters will be considered separately from the fairness, reasonableness and adequacy of the proposed settlement.

11.           All proceedings against the Settling Defendants in the Litigation are stayed until further order of the Court, except as may be necessary to implement the settlement or comply with the terms of the settlement.

12.           On the Effective Date, all members of the Class for whom timely, valid, and complete requests for exclusion from the Class have not been submitted in accordance with the provisions of Section VIII of the Notice shall conclusively be deemed to have dismissed with prejudice all claims asserted against the Settling Defendants in the Litigation and to have released all the Released Claims, and shall be forever barred and enjoined from asserting, prosecuting, or continuing the prosecution of any of the Released Claims against the Settling Defendants pursuant to the terms of the Stipulation.

13.           Pending the final determination of the fairness, reasonableness, and adequacy of the proposed settlement, no member of the Class, other than those for whom timely, valid, and complete requests for exclusion from the Class have been submitted, may, either directly, representatively, or in any other capacity, prosecute, institute, or commence any individual, class, or derivative action with respect to the Released Claims against any of the Released Persons.

14.           The Court reserves the right to approve the settlement with such modifications as may be agreed to by the Settling Parties, if appropriate, without further

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notice to Class Members, and retains jurisdiction to consider all further applications arising out of or connected with the proposed settlement, as well as any applications for awards of fees and expenses to counsel to the Class.

15.           The Claims Administrator, subject to such supervision of the Court and/or Lead Counsel, as may be necessary or as circumstances may require, shall provide notice to the Class and administer the processing of Proof of Claim and Release forms.  All reasonable costs incurred in identifying and notifying Class Members as well as in administering the settlement fund shall be paid as set forth in the Stipulation.

16.           All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court.  Neither Settling Defendants nor their counsel shall have any responsibility for the handling of the funds held by the Escrow Agent.

17.           All papers in support of the settlement, the Plan of Allocation, any application by Lead Counsel for attorneys’ fees and expenses and reimbursement of the Lead Plaintiffs’ expenses (including lost wages) shall be filed with the Court and served on or before forty (40) calendar days after the Notice Date and any reply to objections shall be filed and served fourteen (14) calendar days prior to the Settlement Hearing.

DATED:
THE HONORABLE ROBERT E. BLACKBURN UNITED STATES DISTRICT JUDGE

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IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLORADO

Civil Action No. 01-cv-1451-REB-CBS
(Consolidated with Civil Action Nos. 01-cv-1472-REB-CBS, 01-cv-1527-REB-CBS, 01-cv-1616-REB-CBS, 01-cv-1799-REB-CBS, 01-cv-1930-REB-CBS, 01-cv-2083-REB-CBS, 02-cv-0333-REB-CBS, 02-cv-0374-REB-CBS, 02-cv-0507-REB-CBS, 02-cv-0658-REB-CBS, 02-cv-755-REB-CBS, 02-cv-798-REB-CBS and 04-cv-0238-REB-CBS)

In re QWEST COMMUNICATIONS INTERNATIONAL, INC. SECURITIES LITIGATION

NOTICE OF PENDENCY AND PARTIAL SETTLEMENT OF CLASS ACTION

EXHIBIT A-1

TO:                            ALL PERSONS OR ENTITIES THAT PURCHASED OR OTHERWISE ACQUIRED QWEST COMMUNICATIONS INTERNATIONAL, INC. (“QWEST”) PUBLICLY TRADED SECURITIES (INCLUDING COMMON STOCK, BONDS AND OPTIONS) FROM MAY 24, 1999 THROUGH JULY 28, 2002

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THIS ACTION.  PLEASE NOTE THAT IF YOU ARE A MEMBER OF THE CLASS YOU MAY BE ENTITLED TO SHARE IN THE PROCEEDS OF THE SETTLEMENT FUND DESCRIBED IN THIS NOTICE.  TO CLAIM YOUR SHARE OF THIS FUND, YOU MUST SUBMIT A VALID PROOF OF CLAIM AND RELEASE POSTMARKED ON OR BEFORE                           , 2005.

This Notice has been sent to you pursuant to Rule 23 of the Federal Rules of Civil Procedure and Orders of the United States District Court for the District of Colorado (the “Court”).  The purpose of this Notice is to inform you of the partial settlement of this consolidated class action (the “Litigation”) and of the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the settlement.  The partial settlement resolves the claims against the Settling Defendants (defined below) but does not resolve the claims against Joseph P. Nacchio (former Chief Executive Officer of Qwest) and Robert S. Woodruff (former Chief Financial Officer of Qwest), who are not parties to this settlement.  This Notice describes the rights you may have in connection with the settlement and what steps you may take in relation to the settlement and the Litigation.

The partial settlement creates a fund in the principal amount of $400,000,000.00 in cash (the “Settlement Fund”).  The Settlement Fund may be increased under certain circumstances described in this Notice and in the Stipulation of Partial Settlement dated as of November     , 2005 (“Stipulation”).  Based on an estimate of the number of shares,

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bonds, and options entitled to participate in the settlement and the anticipated number of claims to be submitted by Class Member(s) (defined below), the average distribution from the Settlement Fund would be approximately $0.     per share before deduction of Court-approved fees and expenses (see the Plan of Allocation below for a more detailed description of how the Settlement Fund will be allocated to the different types of Qwest publicly traded securities).  For all types of Qwest securities, your actual recovery from the Settlement Fund will depend on a number of variables including the number of claimants and the types and amounts of securities they purchased, the type and number of Qwest publicly traded securities you purchased, the expense of administrating the claims process and the timing of your purchases and sales, if any (see Plan of Allocation below).

The Settling Parties to the Litigation do not agree that the Lead Plaintiffs (defined below) would have prevailed on any of the claims asserted in the Litigation, or on the average amount of damages per security that would have been recoverable if Lead Plaintiffs were to have prevailed on their claims.  Other issues that are the subject of the Litigation on which the parties disagree include: (1) whether any of the statements allegedly made or facts allegedly omitted by the Settling Defendants were false, material or otherwise actionable; (2) the extent to which external factors, such as general market conditions, influenced the trading price of Qwest publicly traded securities at various times during the Class Period (defined below); (3) the extent to which the various matters that Lead Plaintiffs allege were materially false or misleading influenced (if at all) the trading price of Qwest publicly traded securities at various times during the Class Period; (4) the extent to which the various allegedly adverse material facts that Lead Plaintiffs allege were omitted

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influenced (if at all) the trading price of Qwest publicly traded securities at various times during the Class Period; and (5) the appropriate economic model for determining the amount by which the trading prices of Qwest publicly traded securities were allegedly artificially inflated (if at all) at any time during the Class Period.

Counsel for the Lead Plaintiffs believe that the substantial recovery obtained given Qwest’s financial condition is the largest possible recovery and is in the best interest of the Class (defined below).  Because of the risks associated with continuing to litigate and proceeding to trial, there was a danger that the Lead Plaintiffs would not have prevailed on any of their claims, in which case the Class would have received nothing.  Indeed, the Settling Defendants assert that they never made any false or misleading statements or omissions at any time.  In addition, the amount of damages recoverable by the Class, if any, was and continues to be vigorously challenged by the Settling Defendants.  If the Litigation were tried, recoverable damages, if any, would have been limited to losses caused by conduct actionable under the laws and, had the Litigation gone to trial, the Settling Defendants intended to assert that all or most of the losses of the members of the Class were caused by non-actionable market, industry or general economic factors.  The Settling Defendants also would have asserted that throughout the Class Period the uncertainties and risks associated with Qwest’s business and financial condition as well as the merger between Qwest and US West were fully and adequately disclosed.

Lead Counsel have not received any payment for their services in conducting the Litigation on behalf of the members of the Class, nor have they been reimbursed for their out-of-pocket expenditures.  If the settlement is approved by the Court, Lead Counsel will

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apply to the Court (1) for attorneys fees of up to 24% of the settlement proceeds, and reimbursement of expenses incurred not to exceed $       million, and (2) compensation of up to $                     for each of the Lead Plaintiffs to reimburse them for their expenses (including lost wages) incurred in prosecuting the Litigation, all to be paid from the Settlement Fund.  If the amounts requested by Lead Counsel are approved by the Court, the average cost would be approximately $0.     per share.  The average cost per share could vary depending on the number of shares for which valid claims are submitted.

This Notice is not an expression of any opinion by the Court about the merits of any of the claims or defenses asserted by any party in the Litigation.

For further information regarding this Settlement you may contact: Rick Nelson, Lerach Coughlin Stoia & Robbins LLP, 655 West Broadway, Suite 1900, San Diego, California 92101, Telephone: 800/449-4900.  Please do not contact the Court or Qwest.

NOTICE OF SETTLEMENT HEARING ON PROPOSED SETTLEMENT

A settlement hearing will be held on                           , 2005, at              .m., before the Honorable Robert E. Blackburn, United States District Judge, District of Colorado, United States Courthouse, 901 19th Street, Room A-105, Denver, Colorado (the “Settlement Hearing”).  The purpose of the Settlement Hearing will be to determine: (1) whether the settlement consisting of $400,000,000 in cash (plus any accrued interest) should be approved as fair, reasonable and adequate to members of the Class; (2) whether the proposed plan to distribute the settlement proceeds (the “Plan of Allocation”) is fair, reasonable, and adequate; (3) whether the application by Lead Counsel for an award of attorneys’ fees and reimbursement of expenses and the Lead Plaintiffs’ request for

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reimbursement of their expenses (including lost wages) should be approved; and (4) whether the Litigation should be dismissed with prejudice and the Released Persons (defined below) released from all Released Claims (defined below) against them.  The Court may adjourn or continue the Settlement Hearing or modify any dates set forth herein without further notice to the Class.

I.              DEFINITIONS USED IN THIS NOTICE

1.             “Arthur Andersen LLP” means Arthur Andersen LLP, and all of its respective past and present subsidiaries, parents, successors and predecessors, and all of its current and former partners, members, principals, participating principals, national directors, managing or other agents, management personnel, officers, directors, shareholders, administrators, servants, employees, consultants, advisors, attorneys, accountants, representatives, successors and assigns, along with the heirs, spouses, executors, administrators, insurers, reinsurers, representatives, estates, successors and assigns of any such person or entities.

2.             “Arthur Andersen Released Parties” means Arthur Andersen LLP, AWSC Société Coopérative, en liquidation, and all of their respective past and present subsidiaries, parents, successors and predecessors, member firms, affiliates, related entities, and divisions, and all of their respective current and former partners, members, principals, participating principals, national directors, managing or other agents, management personnel, officers, directors, shareholders, administrators, servants, employees, consultants advisors, attorneys, accountants, representatives, successors and

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assigns, along with the heirs, spouses, executors, administrators, insurers, reinsurers, representatives, estates, successors and assigns of any such person or entities.

3.             “Authorized Claimant” means any Class Member whose claim for recovery has been allowed pursuant to the terms of the Stipulation

4.             “Claims Administrator” means Gilardi & Co. LLC.

5.             “Class” means all persons who purchased or otherwise acquired Qwest publicly traded securities (including common stock, bonds, and options) from May 24, 1999 through July 28, 2002 (“Class Period”). Excluded from the Class are Defendants and any Persons affiliated with or related to any Defendant. For purposes of this paragraph, the persons affiliated with or related to any Defendant are members of the immediate family of each Individual Defendant, any entity in which any Defendant has a controlling interest, officers and directors of Qwest and its subsidiaries and affiliates, partners, shareholders, and members of Arthur Andersen LLP, and the legal representatives, heirs, predecessors, successors and assigns of any such excluded party. Also excluded from the Class are those Persons who request exclusion from the Class in such form and manner, and within such time, as the Court shall prescribe. Also excluded from the Class is any current or former officer, director, employee, or agent of Qwest who has been sued by the United States Securities and Exchange Commission in connection with such Person’s affiliation with or conduct related to Qwest.

6.             “Class Member” means a Person who falls within the definition of the Class.

7.             “Defendants” means Qwest Communications International Inc., Arthur Andersen LLP, and the Individual Defendants.

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8.             “Individual Defendants” means Joseph Nacchio, Philip Anschutz, Robin Szeliga, Robert Woodruff, Stephen Jacobsen, Drake Tempest, Marc Weisberg, James Smith, Lewis Wilks, Craig Slater, Afshin Mohebbi, Gregory Casey, and Vinod Khosla.

9.             “Individual Settling Defendants” means Philip Anschutz, Robin Szeliga, Stephen Jacobsen, Drake Tempest, Marc Weisberg, James Smith, Lewis Wilks, Craig Slater, Afshin Mohebbi, Gregory Casey, and Vinod Khosla.

10.           “Judgment” means the judgment to be rendered by the Court, substantially in the form attached as Exhibit B to the Stipulation.

11.           “Lead Counsel” means Lerach, Coughlin, Stoia, Geller, Rudman & Robbins LLP, 655 W. Broadway, Suite 1900, San Diego, CA 92101-3301.

12.           “Lead Plaintiffs” means New England Healthcare Employees Pension Fund, Satpal Singh, Tejinder Singh, and Clifford Mosher.

13.           “Net Settlement Fund” means the Settlement Fund, together with any interest earned thereon, less (i) any taxes, (ii) the cash allocated to Lead Counsel for attorneys’ fees and expenses pursuant to any Fee and Expense Application approved by the Court pursuant to ¶7.1 and 7.2 of the Stipulation, and (iii) the cash allocated to the Class Notice and Administration Fund pursuant to ¶2.8 of the Stipulation.

14.           “Non-Settling Defendant” means Joseph P. Nacchio (“Nacchio”) and Robert S. Woodruff (“Woodruff’), or either of them. Nacchio and Woodruff are expressly excluded from the definitions of Qwest, Related Parties, Released Persons, Settling Defendants, and Settling Parties.

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15.           “Plan of Allocation” means a plan or formula of allocation of the Settlement Fund whereby the Net Settlement Fund shall be distributed to Authorized Claimants after payment of expenses of notice and administration of the settlement, Taxes and Tax Expenses and such attorneys’ fees, costs, expenses and interest as may be awarded by the Court. Any Plan of Allocation is not part of the Stipulation and the Settling Defendants and the Related Parties shall have no liability with respect thereto.

16.           “Qwest” means Qwest Communications International Inc., any and all successors, subsidiaries, and affiliates of Qwest Communications International Inc., and any and all current and former officers, directors, employees and agents of any of them, as well as any predecessors of Qwest (including but not limited to US West and any successors, subsidiaries, and affiliates thereof) and their successors, subsidiaries, and affiliates, and any and all current and former officers, directors, employees and agents of any of them. Notwithstanding the foregoing, neither Nacchio nor Woodruff is included in the definition of Qwest.

17.           “Related Parties” means each of a Settling Defendant’s past or present directors, officers, partners, members, employees, controlling shareholders, attorneys, accountants or auditors, banks or investment banks, advisors, personal or legal representatives, insurers, reinsurers, predecessors, successors, parents, subsidiaries, divisions, assigns, spouses, heirs, related or affiliated entities, any partnership in which a Settling Defendant is a general or limited partner, any entity in which a Settling Defendant has a controlling interest, any member of an Individual Settling Defendant’s immediate family, or any trust or foundation of which any Settling Defendant is the settlor or which is

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for the benefit of any Individual Settling Defendant and/or member(s) of his or her family. Notwithstanding the foregoing, neither Nacchio nor Woodruff is included in the definition of Related Parties.

18.           “Released Claims” shall collectively mean all claims, demands, rights, liabilities and causes of action of every nature and description whatsoever, whether based in law or equity, on federal, state, local, foreign, statutory or common law, or any other law, rule, or regulation (including, but not limited to, all claims arising out of or relating to any acts, omissions, disclosures, public filings, registration statements, financial statements, audit opinions, or statements by the Settling Defendants, including without limitation, claims for negligence, gross negligence, constructive or actual fraud, negligent misrepresentation, conspiracy, or breach of fiduciary duty), whether known or unknown, whether or not concealed or hidden, accrued or not accrued, foreseen or unforeseen, matured and not matured, that were asserted or that could have been asserted directly, indirectly, representatively or in any other capacity, at any time, in any forum by Lead Plaintiffs, the Class Members, or the successors or assigns of any Lead Plaintiff or Class Member, or any of them against the Released Persons arising out of, based upon, or related in any way to: (a) the purchase, acquisition, sale, or disposition of Qwest securities by any Lead Plaintiffs or any

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Class Member during the Class Period and the allegations that were made or could have been made in the Litigation; (b) the purchase or other acquisition of, the retention of, the sale or other disposition of, or any other transaction involving Qwest securities by any of the Released Persons during the Class Period; or (c) the settlement or resolution of the Litigation (including, without limitation, any claim for attorneys’ fees by Lead Plaintiffs or any Class Member). Released Claims shall also include claims related to any tax effects or tax liabilities (including any interest, penalties and representation costs) arising out of this Stipulation or any payment or transfer made pursuant to this Stipulation.  Released Claims shall also include Unknown Claims otherwise subject to this provision. Released Claims shall not include the claims asserted in the Second Amended and Consolidated Complaint filed in the United States District Court for the District of Colorado on May 21, 2003 in In re Qwest Savings and Retirement Plan ERISA Litigation 02-CV-00464-REB-CBS (and all cases consolidated therein).

19.           “Released Persons” means each and all of the Settling Defendants and their Related Parties, and the Arthur Andersen Released Parties. Notwithstanding the foregoing, neither Nacchio nor Woodruff is included in the definition of Released Persons.

20.           “SEC Distribution Fund” means those funds paid by Qwest Communications International Inc. pursuant to the Final Judgment as to Defendant Qwest Communications International Inc. in Securities and Exchange Commission v. Qwest Communications International Inc., Civil Action No. 04-7-2179 (Oct. 21, 2004), into an account in the Court Registry Investment System initially established in Securities and Exchange Commission v. Augustine Cruciotti, Civil Action No. 04-D-1267 (MJW) (D. Colo.), that are made available for distribution to the Class pursuant to the Plan of Allocation, together with such other funds paid into that same account by other Persons pursuant to any separate final judgments or agreements that those Persons have entered into or may enter into with the Securities and Exchange Commission that are also made available for distribution to the Class pursuant to the Plan of Allocation.

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21.           “Settlement Fund” means the principal amount of $400,000,000.00 (FOUR HUNDRED million dollars) in cash plus all interest earned thereon pursuant to this Stipulation and the SEC Distribution Fund.

22.           “Settling Defendants” means, collectively, Qwest, Arthur Andersen LLP, and each of the Individual Settling Defendants. Notwithstanding the foregoing, neither Nacchio nor Woodruff is included in the definition of Settling Defendant.

23.           “Settling Parties” means, collectively, each of the Settling Defendants and the Lead Plaintiffs on behalf of themselves and the Class Members. Notwithstanding the foregoing, neither Nacchio nor Woodruff is included in the definition of Settling Parties.

24.           “Unknown Claims” means any claims that any Class Member or Lead Plaintiffs do not know or suspect to exist in his, her, its or their favor at the time of the release of the Released Persons which, if known by him, her, it, or them might have affected his, her, its or their settlement with and release of the Released Persons, or might have affected his, her, its, or their decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Lead Plaintiffs shall expressly, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of California Civil Code §1542, which provides:

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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Lead Plaintiffs shall expressly, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. The Lead Plaintiffs and Class Members may hereafter discover facts in addition to or different from those that he, she, it or they now know or believe to exist or to be true with respect to the subject matter of the Released Claims, but the Lead Plaintiffs shall have, and each Class Member, upon the Effective Date, and by operation of the Judgment shall be deemed to have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Lead Plaintiffs acknowledge, and the Class Members shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a material element of the settlement of which this release is a part.

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II.                                     THE LITIGATION

On July 27, 2001, New England Healthcare Employees Pension Fund filed a class action complaint, entitled New England Health Care Employees Fund v. Qwest et a/., Civil Action No. 01-N-1451-REB-CBS, in the United States District Court for the District of Colorado, alleging various violations of the federal securities laws. A number of similar class action complaints were subsequently filed in the United States District Court for the District of Colorado.  Pursuant to the Private Securities Litigation Reform Act of 1995, all of the related class action complaints were consolidated under the first filed case No. 01-N-1451; New England Healthcare Employees Pension Fund, Clifford Mosher, Tejinder Singh, and Satpal Singh were appointed Lead Plaintiffs; and a consolidated class action complaint was filed.  Lead Plaintiffs filed amended complaints on December 3, 2001, April 5, 2002, May 2, 2002, August 21, 2002, and February 6, 2004.  In the Fifth Amended Complaint, the named defendants in the Litigation were Qwest Communications International Inc., Arthur Andersen LLP, Joseph Nacchio, Philip Anschutz, Robin Szeliga, Robert Woodruff, Stephen Jacobsen, Drake Tempest, Marc Weisberg, James Smith, Lewis Wilks, Craig Slater, Afshin Mohebbi, Gregory Casey, and Vinod Khosla. The causes of action asserted in the Fifth Amended Complaint were for violations of the Securities Act of 1933 and the Securities Exchange Act of 1934. Lead Plaintiffs sought to recover money and/or other relief on behalf of themselves and a putative class.

On November 4, 2002, Lead Plaintiffs moved for a temporary restraining order and a preliminary injunction to prevent Qwest from selling certain assets, or, in the alternative, to place the proceeds from that sale in trust. Qwest opposed that motion. The Court denied

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Lead Plaintiffs’ request for a temporary restraining order, and following supplemental briefing and a hearing at which both sides presented evidence, denied Lead Plaintiffs’ request for a preliminary injunction.

Defendants moved to dismiss Lead Plaintiffs’ various consolidated amended complaints, and Lead Plaintiffs opposed Defendants’ motions. Defendants’ motions to dismiss were granted in part and denied in part, with some Individual Defendants being dismissed from the Litigation. In other instances, the claims or allegations against Defendants were narrowed.

Those Defendants not dismissed from the Litigation filed answers denying all material allegations of Lead Plaintiffs’ Fifth Amended Complaint and asserted various defenses. Lead Plaintiffs and Defendants engaged in extensive discovery, which has been coordinated with discovery in several other state and federal securities actions. For example, Qwest has produced more than 8,000,000 pages of documents, and Lead Plaintiffs and Defendants have conducted more than 50 depositions. Those depositions began in early 2005.

On March 14, 2005, Lead Plaintiffs filed a motion for class certification, which Defendants opposed. Upon Final Settlement Approval, the Stipulation renders Lead Plaintiffs’ motion for class certification moot as to the Settling Defendants.

III.           CLAIMS OF THE LEAD PLAINTIFFS AND BENEFITS OF SETTLEMENT

The Lead Plaintiffs believe that the claims asserted in the Litigation have merit and believe that the evidence developed to date supports the claims. However, the Lead Plaintiffs and Lead Counsel recognize and acknowledge the expense and length of

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continued proceedings necessary to prosecute the Litigation against the Settling Defendants through trial and appeals. The Lead Plaintiffs and Lead Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as this Litigation, as well as the difficulties and delays inherent in such litigation. The Lead Plaintiffs and Lead Counsel are also mindful of the inherent problems of proof under and possible defenses to the violations asserted in the Litigation. The Lead Plaintiffs and Lead Counsel believe that the settlement set forth in the Stipulation confers substantial benefits upon the Class Members.  Based on their evaluation, the Lead Plaintiffs and Lead Counsel have determined that the settlement set forth in the Stipulation is in the best interests of the Class.

IV.                                DEFENDANTS’ STATEMENT AND DENIALS OF WRONGDOING AND LIABILITY

The Defendants have denied and continue to deny each and all of the claims and contentions alleged in the Litigation. The Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation. The Defendants also have denied and continue to deny, inter alia, the allegations that the Lead Plaintiffs or the Class have suffered any damages, and that the Lead Plaintiffs or the Class were harmed by the conduct alleged in the Litigation.

Nonetheless, the Settling Defendants have concluded that further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.  The Settling Defendants also have taken into account the uncertainty and risks

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inherent in any litigation, especially in complex cases like this Litigation. The Settling Defendants have, therefore, determined that it is desirable and beneficial to them that the Litigation be settled in the manner and upon the terms and conditions set forth in this Stipulation.

V.                                    TERMS OF THE PROPOSED SETTLEMENT

The Settlement Fund consists of $400 million in cash, plus any accrued interest thereon.  Additionally, the Settlement Fund may include an additional approximately $250 million in cash from the SEC Distribution Fund, should the United States Securities and Exchange Commission agree that those monies may be distributed pursuant to the Plan of Allocation.  A portion of the Settlement Fund will be used for certain administrative expenses, including costs of printing and mailing notice of the settlement, the cost of publishing newspaper notices, payment of any taxes assessed against the Settlement Fund and costs associated with the processing of claims submitted.  In addition, as explained below, a portion of the Settlement Fund may be awarded by the Court to Lead Counsel as attorneys’ fees and for reimbursement of out-of-pocket expenses and to Lead Plaintiffs for reimbursement of their expenses (including lost wages) in representing the Class.  The balance of the Settlement Fund (the “Net Settlement Fund”) will be distributed according to the Plan of Allocation described below to the Class Members who submit valid and timely Proof of Claim and Release forms.

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VI.                                PLAN OF ALLOCATION

The Net Settlement Fund will be distributed to Class Members who submit valid and timely Proof of Claim and Release forms (“Authorized Claimants”) under the Plan of Allocation described here.

The Net Settlement Fund will be distributed to Class Members who submit valid, timely Proof of Claim forms (“Authorized Claimants”) under the Plan of Allocation described below.  The Plan of Allocation provides that you will be eligible to participate in the distribution of the Net Settlement Fund only if you have a net loss on all transactions in Amazon common stock, notes/debt or options.

Each Authorized Claimant shall be paid the percentage of the Net Settlement Fund that each Authorized Claimant’s claim bears to the total of the claims of all Authorized Claimants.  Payment in this manner shall be deemed conclusive against all Authorized Claimants.

The total of all profits shall be subtracted from the total of all losses from transactions during the Class Period to determine if a Class Member has a claim.  Only if a Class Member had a net loss, after all profits from transactions in Amazon common stock, notes/debt or options during the Class Period are subtracted from all losses, will such Class Member be eligible to receive a distribution from the Net Settlement Fund.

Qwest Common Stock

1.                                       For shares of Qwest common stock that were purchased from May 24, 1999 through June 19, 2001, and

a)                                      sold prior to June 20, 2001, the claim per share is $0 per share;

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b)                                     sold from June 20, 2001 to August 1, 2001, the claim per share is $1.74 per share;

c)                                      sold from August 2, 2001 to September 26, 2001, the claim per share is $4.03 per share;

d)                                     sold from September 27, 2001 to October 30, 2001, the claim per share is $7.33 per share;

e)                                      sold from October 31, 2001 to February 12, 2002, the claim per share is $10.38 per share;

f)                                        retained at the end of February 12, 2002, the claim per share is $11.16 per share.

2.                                       For shares of Qwest common stock that were acquired in the June 30, 2000 merger with U.S. West, and

a)                                      sold prior to June 20, 2001, the claim per share is $0 per share;

b)                                     sold from June 20, 2001 to August 1, 2001, the claim per share is $2.18 per share;

c)                                      sold from August 2, 2001 to September 26, 2001, the claim per share is $5.04 per share;

d)                                     sold from September 27, 2001 to October 30, 2001, the claim per share is $9.16 per share;

e)                                      sold from October 31, 2001 to February 12, 2002, the claim per share is $12.98 per share;

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f)                                        retained at the end of February 12, 2002, the claim per share is $13.95 per share.

3.                                       For shares of Qwest common stock that were purchased from June 20, 2001 through August 1, 2001, and

a)                                      sold prior to August 2, 2001, the claim per share is $0 per share;

b)                                     sold from August 2, 2001 to September 26, 2001, the claim per share is $2.29 per share;

c)                                      sold from September 27, 2001 to October 30, 2001, the claim per share is $5.59 per share;

d)                                     sold from October 31, 2001 to February 12, 2002, the claim per share is $8.64 per share;

e)                                      retained at the end of February 12, 2002, the claim per share is $9.42 per share.

4.                                       For shares of Qwest common stock that were purchased from August 2, 2001 through September 26, 2001, and

a)                                      sold prior to September 27, 2001, the claim per share is $0 per share;

b)                                     sold from September 27, 2001 to October 30, 2001, the claim per share is $3.30 per share;

c)                                      sold from October 31, 2001 to February 12, 2002, the claim per share is $6.35 per share;

d)                                     retained at the end of February 12, 2002, the claim per share is $7.13 per share.

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5.                                       For shares of Qwest common stock that were purchased from September 27, 2001 through October 30, 2001, and

a)                                      sold prior to October 31, 2001, the claim per share is $0 per share;

b)                                     sold from October 31, 2001 to February 12, 2002, the claim per share is $3.05 per share;

c)                                      retained at the end of February 12, 2002, the claim per share is $3.83 per share.

6.                                       For shares of Qwest common stock that were purchased from October 31, 2001 through February 12, 2002, and

a)                                      sold prior to 2/13/2001, the claim per share is $0 per share;

b)                                     retained at the end of February 12, 2002, the claim per share is $0.78 per share.

7.                                       For shares of Qwest common stock that were purchased from 2/13/2002 through July 28, 2002, and

a)                                      sold prior to 6/26/2002, the claim per share is $0;

b)                                     sold from 6/26/2002 through 12/31/2002, the claim per share is the lesser of:

i)                                         $4.19 price per share less the sales price per share,

ii)                                      the purchase price per share less the sales price per share, or

iii)                                   $0.10 per share;

c)                                      retained at the end of 12/31/2002, the claim per share is $0 per share.

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PUBLICLY TRADED QWEST NOTES/DEBT

“July Exchange Notes” defined as notes issued pursuant to July 12, 2001 Registration Statement:

Qwest Capital Funding Note 7.25% due 2/15/2011

Qwest Capital Funding Note 7.75% due 2/15/2031

“October Exchange Notes” defined as notes issued pursuant to October 30, 2001 Registration Statement:

Qwest Capital Funding Note 5.875% due 8/03/04

Qwest Capital Funding Note 7.0% due 8/03/2009

Qwest Capital Funding Note 7.625% due 8/03/21

July Exchange Notes

For Qwest July Exchange Notes purchased or otherwise acquired from 7/12/2001 through July 28, 2002, and

a)                                      sold prior to January 1, 2004, the claim per $1,000 par value Note is the difference between the purchase price per $1,000 par value Note and the sales price per $1,000 par value Note;

b)                                     retained at the end of December 31, 2003, the claim per $1,000 par value Note is $0.

October Exchange Notes

For Qwest October Exchange Notes purchased or otherwise acquired from October 30, 2001 through July 28, 2002, and

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a)                                      sold prior to January 1, 2004, the claim per $1,000 par value Note is 25 percent of the difference between the purchase price per $1,000 par value Note and the sales price per $1,000 par value Note;

b)                                     retained at the end of December 31, 2003, the claim per $1,000 par value Note is $0.

All Other Publicly Traded Notes/Debt

For all other publicly traded Qwest Notes/Debt purchased from October 30, 2001 through July 28, 2002, and

a)                                      sold prior to January 1, 2004, the claim per $1,000 par value Note/Debt is 10  percent of the difference between the purchase price per $1,000 par value Note/Debt and the sales price per $1,000 par value Note/Debt;

b)                                     retained at the end of December 31, 2003, the claim per $1,000 par value Note/Debt is $0.

QWEST OPTIONS

Call Options

1.                                       For Call Options on Qwest common stock that were purchased during the period 5/24/99 through 7/28/02, and,

a)                                      owned at the end of one of the following dates: June 19, 2001, August 1, 2001, September 26, 2001, October 30, 2001, February 12, 2002 or 6/25/2002, the claim per Call Option is the difference between the price paid for the Call Option less the proceeds received upon the settlement of the Call Option contract;

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b)                                     not owned at the end of one of the following dates: June 19, 2001, August 1, 2001, September 26, 2001, October 30, 2001, February 12, 2002 or 6/25/2002, the claim per Call Option is $0.

2.               For Call Options on Qwest common stock that were written during the period 5/24/99 through 7/28/02, the claim per Call Option is $0.

Put Options

1.                                       For Put Options on Qwest common stock that were written during the period 5/24/99 through 7/28/02, and

a)                                      owned at the end of one of the following dates: June 19, 2001, August 1, 2001, September 26, 2001, October 30, 2001, February 12, 2002 or 6/25/2002, the claim per Put Option is the difference between the amount paid upon settlement of the Put Option contract less the initial proceeds received upon the sale of the Put Option contract.

b)                                     not owned at the end of one of the following dates: June 19, 2001, August 1, 2001, September 26, 2001, October 30, 2001, February 12, 2002 or 6/25/2002, the claim per Put Option is $0.

2.                                       For Put Options on Qwest common stock that were purchased during the period 5/24/99 through 7/28/02, the claim per Put Option is $0.

3.                                       Note:  In the case the option was exercised for Qwest common stock, the amount paid, or proceeds received, upon the settlement of the option contract equals the intrinsic value of the option using Qwest common stock’s closing price on the date the option was exercised.

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The total recovery for publicly traded notes/debt shall not exceed 5% of the Net Settlement Fund.  Total recovery for options shall not exceed 1% of the Net Settlement Fund.  Based on the Section 11 claims under the Securities Act of 1933, shares of Qwest common stock acquired in the June 30, 2000 Merger with U.S. West will receive a 25% premium from shares purchased on the open market during the Class Period.  The date of purchase or sale is the “contract” or “trade” date as distinguished from the “settlement” date.  The determination of the price paid per share or security and the price received per share or security shall be exclusive of all commissions, taxes, fees and charges.

For Settlement Class Members who held shares at the beginning of the Settlement Class Period or made multiple purchases or sales during the Settlement Class Period, the first-in, first-out (“FIFO”) method will be applied to such holdings, acquisitions and sales for purposes of calculating a claim.  Under the FIFO method, sales of shares during the Settlement Class Period will be matched, in chronological order, first against shares held at the beginning of the Settlement Class Period.  The remaining sales of shares during the Settlement Class Period will then be matched, in chronological order, against shares purchased or acquired during the Settlement Class Period.

The Court has reserved jurisdiction to allow, disallow or adjust the claim of any Class Member on equitable grounds.

VII.                            PARTICIPATION IN THE CLASS

If you fall within the definition of the Class, you are a Class Member unless you elect to be excluded from the Class (see Section VIII below).  If you do not request to be excluded from the Class in the manner specified in Section VIII below, you will be bound by

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any Judgment entered with respect to the settlement in the Litigation whether or not you submit a Proof of Claim and Release form.

If you are a Class Member, you need do nothing (other than timely file a properly completed Proof of Claim and Release form if you wish to participate in the distribution of the Net Settlement Fund).  Your interests will be represented by Lead Plaintiffs and Lead Counsel.  If you choose, you may enter an appearance individually or through your own counsel at your own expense; provided, however, that in order to be heard at the Settlement Hearing or pose an objection to the settlement, you and your counsel must follow the procedures set forth in Section XII below.

TO PARTICIPATE IN THE DISTRIBUTION OF THE NET SETTLEMENT FUND, YOU MUST TIMELY COMPLETE AND RETURN THE PROOF OF CLAIM AND RELEASE FORM THAT ACCOMPANIES THIS NOTICE.  The Proof of Claim and Release form must be postmarked on or before                         , 2006, and sent to the Qwest Claims Administrator at the address below.  Unless the Court orders otherwise, if you do not timely submit a valid Proof of Claim and Release form, you will be barred from receiving any payments from the Net Settlement Fund, but will in all other respects be bound by the provisions of the Stipulation and the Judgment.

VIII.                        EXCLUSION FROM THE CLASS

You may request to be excluded from the Class.  To do so, you must mail a written request stating that you wish to be excluded from the Class to:

Qwest Claims Administrator
c/o Gilardi & Co. LLC
P.O. Box 5100
Larkspur, California 94977-5100

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In order to be valid and effective, the request for exclusion must contain the following information:

First, list your name, address, and telephone number

Second, for each purchase or other acquisition of any Qwest stock, bonds, or options from May 24, 1999 through July 28, 2002, identify (i) the date the stock, bonds, or options were purchased or otherwise acquired; (ii) the number of shares, bonds, or options that were purchased or otherwise acquired; and (iii) the price paid for each share, bond, or option purchased or otherwise acquired.

Third, for each purchase or other acquisition of any Qwest stock, bonds, or options from May 24, 1999 through July 28, 2002, state whether such stock, bonds or options were sold or otherwise disposed of and, for each such sale or disposition identify (i) the date the stocks, bonds, or options were sold or otherwise disposed of; (ii) the number of shares, bonds, or options that were sold or otherwise disposed of; and (iii) the price obtained for each share, bond, or option sold or otherwise disposed of.

Fourth, separately identify the number of shares of Qwest common stock (if any) acquired as a result of the merger between Qwest and US West, the record date of which was June 30, 2000.

YOUR EXCLUSION REQUEST MUST BE POSTMARKED ON OR BEFORE                     , 2005, AND, IN ORDER TO BE VALID, MUST CONTAIN ALL OF THE FOREGOING INFORMATION.  IF YOU SUBMIT A VALID TIMELY, AND COMPLETE REQUEST FOR EXCLUSION, YOU SHALL HAVE NO RIGHTS UNDER THE SETTLEMENT, SHALL NOT SHARE IN THE DISTRIBUTION OF THE NET SETTLEMENT

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FUND, AND SHALL NOT BE BOUND BY THE STIPULATION OR THE FINAL JUDGMENT.  IF YOUR EXCLUSION REQUEST FAILS TO CONTAIN ALL THE FOREGOING INFORMATION, IT WILL BE INVALID AND YOU WILL BE BOUND BY THE TERMS AND CONDITIONS OF THE STIPULATION AND JUDGMENT.

IX.                                DISMISSAL AND RELEASES

If the Settlement is approved, the Court will enter a Judgment in the Litigation.  The Judgment will dismiss the Released Claims with prejudice as to all Settling Defendants.

The Judgment will also provide that all Class Members who have not validly and timely requested to be excluded from the Class shall be deemed to have released and forever discharged all Released Claims (to the extent members of the Class have such claims) against all the Released Persons.

X.                                    APPLICATION FOR FEES AND EXPENSES

At the Settlement Hearing, Lead Counsel will request the Court to award attorneys’ fees of     % of the Settlement Fund, plus reimbursement of expenses, not to exceed $       million, which were incurred in connection with the Litigation, plus interest thereon.  Lead Counsel will not apply for an award of attorneys’ fees and/or expenses based on the monies from the SEC Distribution Fund.  In addition, certain of the Lead Plaintiffs in the Litigation may seek compensation of up to $                   each for their expenses incurred (including lost wages) in prosecuting the Litigation.  This compensation will be paid from the Settlement Fund and will not be paid from the SEC Distribution Fund.  Class Members are not personally liable for any such fees or expenses.  To date, Lead Counsel have not

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received any payment for their services in conducting the Litigation nor have counsel been reimbursed for all of their out-of-pocket expenses incurred.

XI.                                CONDITIONS FOR SETTLEMENT

The settlement is conditioned upon the occurrence of certain events described in the Stipulation.  Those events include, among other things: (1) entry of the Judgment by the Court as provided for in the Stipulation; and (2) expiration of the time to appeal from or alter or amend the Judgment.  If, for any reason, any one of the conditions described in the Stipulation is not met, the Stipulation might be terminated and, if terminated, will become null and void, and the parties to the Stipulation will be restored to their respective positions in the Litigation prior to the Settlement.

XII.                            THE RIGHT TO BE HEARD AT THE SETTLEMENT HEARING

Any Class Member who has not validly, timely, and completely requested to be excluded from the Class, and who objects to any aspect of the settlement, the Plan of Allocation, Lead Counsel’s application for attorneys’ fees and expenses, or the Lead Plaintiffs’ request for reimbursement may appear and be heard at the Settlement Hearing.  Any such person must file a written notice of objection, filed with the Clerk of the Court on or before                     , 2005, and served by hand or first class mail on each of the following:

CLERK OF THE COURT
DISTRICT OF COLORADO
United States Courthouse
901 19th Street, Room A-105
Denver, CO  80294

and

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LERACH COUGHLIN STOIA GELLER
  RUDMAN & ROBBINS LLP
KEITH F. PARK
655 West Broadway, Suite 1900
San Diego, CA  92101-3301

Lead Counsel for Plaintiffs

BOIES, SCHILLER & FLEXNER LLP
ALFRED LEVITT
5301 Wisconsin Ave., N.W., Suite 800
Washington, DC  20015

Counsel for Settling Defendant Qwest

ARNOLD & PORTER LLP
JOHN FREEDMAN
555 Twelfth Street, N.W.
Washington, DC  20004-1202

Counsel for Defendant Arthur Andersen LLP

Any such written objection must demonstrate the objecting person’s membership in the Class, including the number and type of Qwest publicly traded securities purchased and sold during the Class Period, and contain a statement of the reasons for objection.  Only Class Members who have submitted written notices of objection in this manner will be entitled to be heard at the Settlement Hearing, unless the Court orders otherwise.  In addition, any Class Member who desires to present evidence at the Settlement Hearing must include in his, her or its written objections the identity of any witnesses he, she or it may call to testify, and any exhibits he, she or it intends to introduce into evidence at the Settlement Hearing.

XIII.                        SPECIAL NOTICE TO NOMINEES

If you, as nominee for a beneficial owner, hold or held any Qwest publicly traded securities purchased or acquired during the Class Period, then, within ten (10) days after

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you receive this Notice, you must either: (1) request additional copies of the Notice and the Proof of Claim form, and, within ten days after the receipt of the additional copies of the Notice and the Proof of Claim form, send them by first class mail to all such beneficial owners and send a statement to the Claims Administrator confirming that the mailings  were made as directed; or (2) provide a list of the names and addresses of such beneficial owners to the Qwest Claims Administrator:

Qwest Claims Administrator
c/o Gilardi & Co. LLC
P.O. Box 5100
Larkspur, California 94977-5100

If you choose to mail the Notice and Proof of Claim and Release yourself, you may obtain from the Qwest Claims Administrator (without cost to you) as many additional copies of these documents as you will need to complete the mailing.

Regardless of whether you choose to complete the mailing yourself or elect to have the mailing performed for you, you may obtain reimbursement for or advancement of reasonable administrative costs actually incurred or expected to be incurred by you in connection with forwarding the Notice and Proof of Claim and Release form and which would not have been incurred but for the obligation to forward the Notice and Proof of Claim and Release form, upon submission of appropriate documentation to the Qwest Claims Administrator.

XIV.                       EXAMINATION OF PAPERS

This Notice is a summary and does not describe all of the details of the Stipulation.  For full details of the matters discussed in this Notice, you may review the pleadings and Stipulation filed with the Court, which may be inspected during business hours, at the office

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of the Clerk of the Court, United States District Court, District of Colorado, United States Courthouse, 901 19th Street, Room A-105, Denver, Colorado.  Further, the Stipulation, its exhibits, and additional copies of this Notice and the Proof of Claim and Release are available on the Internet at www.gilardi.com.

If you have any questions about the settlement of the Litigation, you may contact Lead Counsel by writing:

LERACH COUGHLIN STOIA GELLER
  RUDMAN & ROBBINS LLP
KEITH F. PARK
655 West Broadway, Suite 1900
San Diego, CA  92101-3301

PLEASE DO NOT CONTACT THE COURT OR QWEST REGARDING THIS NOTICE.

DATED:	, 2005	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
DISTRICT OF COLORADO

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IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLORADO

Civil Action No. 01-cv-1451-REB-CBS
(Consolidated with Civil Action Nos. 01-cv-1472-REB-CBS, 01-cv-1527-REB-CBS, 01-cv-1616-REB-CBS, 01-cv-1799-REB-CBS, 01-cv-1930-REB-CBS, 01-cv-2083-REB-CBS, 02-cv-0333-REB-CBS, 02-cv-0374-REB-CBS, 02-cv-0507-REB-CBS, 02-cv-0658-REB-CBS, 02-cv-755-REB-CBS, 02-cv-798-REB-CBS and 04-cv-0238-REB-CBS)

In re QWEST COMMUNICATIONS INTERNATIONAL, INC. SECURITIES LITIGATION

PROOF OF CLAIM AND RELEASE

EXHIBIT A-2

I.                                         GENERAL INSTRUCTIONS

1.                                       To recover from the Settlement Fund as a Class Member based on your claims in the consolidated action entitled In re Qwest Communications International, Inc. Securities Litigation, Civil Action No. 01-cv-1451-REB-CBS (the “Litigation”), you must complete and sign this Proof of Claim and Release.  If you fail to execute and submit a timely, properly completed and addressed (as set forth in paragraph 3 below) Proof of Claim and Release, your claim may be rejected and you may be precluded from any recovery from the Settlement Fund created in connection with the settlement of the Litigation.

2.                                       Submission of this Proof of Claim and Release, however, does not assure that you will share in the Settlement Fund.

3.                                       YOU MUST MAIL YOUR COMPLETED AND SIGNED PROOF OF CLAIM AND RELEASE POSTMARKED ON OR BEFORE                           , 2006, ADDRESSED AS FOLLOWS:

Qwest Claims Administrator

c/o Gilardi & Co. LLC

P.O. Box 5100

Larkspur, California  94977-5100

If you are NOT a Class Member (as defined in the Notice of Pendency and Partial Settlement of Class Action) DO NOT submit a Proof of Claim and Release form.

If you are a Class Member and you have not validly and timely requested exclusion, you will be bound by the terms of the Final Judgment entered in the Litigation, WHETHER OR NOT YOU SUBMIT A PROOF OF CLAIM AND RELEASE.

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II.                                     DEFINITIONS

All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Notice of Pendency and Partial Settlement of Class Action (“Notice”) that accompanies this Proof of Claim and Release.

III.                                 IDENTIFICATION OF CLAIMANT

1.                                       If you purchased Qwest publicly traded securities during the Class Period and held the securities in your name, you are the beneficial purchaser, seller or holder as well as the record purchaser, seller or holder.  If, however, you purchased Qwest publicly traded securities during the Class Period and the securities were registered in the name of a third party, such as a nominee or brokerage firm, you are the beneficial purchaser, seller or holder of these securities, but the third party is the record purchaser, seller or holder of these securities.

2.                                       Use Part I of this form entitled “Claimant Identification” to identify each purchaser, seller or holder of record (“nominee”), if different from the beneficial purchaser of Qwest publicly traded securities which forms the basis of this claim.  THIS CLAIM MUST BE SUBMITTED BY THE ACTUAL BENEFICIAL PURCHASER OR THE LEGAL REPRESENTATIVE OF SUCH PURCHASER OF QWEST PUBLICLY TRADED SECURITIES UPON WHICH THIS CLAIM IS BASED.

3.                                       All joint beneficial purchasers, sellers or holders must sign this claim.  Executors, administrators, guardians, conservators and trustees must complete and sign this claim on behalf of persons represented by them and their authority must accompany this claim and their titles or capacities must be stated.  The Social Security (or taxpayer

2

identification) number and telephone number of one of the beneficial owner(s) may be used in verifying this claim.  Failure to provide the foregoing information could delay verification of your claim or result in rejection of your claim.

IV.                                IDENTIFICATION OF TRANSACTION(S)

1.                                       Use Part II of this form entitled “Schedule of Transactions in Qwest Publicly Traded Securities” to supply all required details of your transaction(s) in Qwest publicly traded securities.  If you need more space or additional schedules, attach separate sheets giving all of the required information in substantially the same form.  Sign and print or type your name on each additional sheet.

2.                                       On the schedules, provide all of the requested information with respect to all of your holdings of Qwest publicly traded securities as of May 24, 1999, all of your purchases and sales of Qwest publicly traded securities which took place at any time beginning May 24, 1999 through and including July 28, 2002 (the “Class Period”), as well as proof of your holdings of Qwest publicly traded securities as of the close of trading on July 28, 2002, whether such transactions resulted in a profit or a loss.  Failure to report all such transactions may result in the rejection of your claim.

3.                                       List each purchase and sale in the Class Period separately by security and in chronological order, by trade date, beginning with the earliest.  You must accurately provide the month, day and year of each such transaction you list.

4.                                       The date of covering a “short sale” is deemed to be the date of purchase of Qwest securities.  The date of a “short sale” is deemed to be the date of sale of Qwest securities.

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5.                                       Broker confirmations or other documentation of your transactions in Qwest publicly traded securities should be attached to your claim.  Failure to provide this documentation could delay verification of your claim or result in rejection of your claim.

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UNITED STATES DISTRICT COURT

DISTRICT OF COLORADO

In re Qwest Communications International, Inc. Securities Litigation

Civil Action No. 01-cv-1451-REB-CBS

PROOF OF CLAIM

Must be Postmarked No Later Than:
                          , 2006

Please Type or Print

PART I:                                                     CLAIMANT IDENTIFICATION

Beneficial Owner’s Name (First, Middle, Last)

Street Address

City	State or Province

Zip Code or Postal Code	Country

Individual
Social Security Number or
Taxpayer Identification Number		Corporation/Other

Area Code	Telephone Number (work)

Area Code	Telephone Number (home)

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Record Owner’s Name (if different from beneficial owner listed above)

PART II:                                                 SCHEDULE OF TRANSACTIONS IN QWEST PUBLICLY TRADED SECURITIES

A.                                   Number of shares of Qwest common stock held at the beginning of trading on May 24, 1999:

B.                                     Number and type of bonds held at beginning of trading on May 24, 1999:

C.                                     Number of shares of Qwest common stock acquired in the Merger between Qwest and US West:

Trade Date Month Day Year	Number of Shares or Bonds Sold (specify)	Total Sales Price
1.
2.
3.

D.                                    Purchases (May 24, 1999 – July 28, 2002, inclusive) of Qwest common stock and bonds:

Trade Date Month Day Year	Number of Shares or Bonds Purchased (specify)	Total Purchase Price
1.
2.
3.

IMPORTANT:                                                                  Identify by number listed above all purchases in which you covered a “short sale”:

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E.                                      Sales (May 24, 1999 – July 28, 2002, inclusive) of Qwest common stock and bonds:

Trade Date Month Day Year	Number of Shares or Bonds Sold (specify)	Total Sales Price
1.
2.
3.

F.                                      Number of shares of Qwest common stock or bonds (specify) held at close of trading on July 28, 2002:

G.                                     For bond purchasers, please list the following information for each bond purchased during the Class Period that was later redeemed at any time:

Type of Bond	Date of Redemption

OPTION TRANSACTIONS IN QWEST

H.                                    Number of Qwest options held at beginning of trading on May 24, 1999

I.                                         Options:  Purchases and/or sales during the period May 24, 1999 – July 28, 2002, inclusive:

Type [C]all [P]ut	[B]uy [S]ell	Trade Date Mth/Day/Year	Number of Option Contracts Purchased/Sold	Total Price	Price Received
1.
2.
3.
4.

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J.                                        Number of Qwest options held at close of trading on July 28, 2002:

If you require additional space, attach extra schedules in the same format as above.  Sign and print your name on each additional page.

YOU MUST READ THE RELEASE AND SIGN ON PAGE           .

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V.                                    SUBMISSION TO JURISDICTION OF COURT AND ACKNOWLEDGMENTS

I (We) submit this Proof of Claim and Release under the terms of the Stipulation of Partial Agreement of Settlement described in the Notice.  I (We) also submit to the jurisdiction of the United States District Court for the District of Colorado with respect to my (our) claim as a Class Member and for purposes of enforcing the release set forth herein.  I (We) further acknowledge that I (we) will be bound by and subject to the terms of any Final Judgment that may be entered in the Litigation.  I (We) agree to furnish additional information such as transactions in other Qwest publicly traded securities to the Claims Administrator to support this claim if requested to do so.  I (We) have not submitted any other claim covering the same purchases, sales or holdings of Qwest publicly traded securities during the Class Period and know of no other person having done so on my (our) behalf.

VI.                                RELEASE

1.                                       I (We) hereby acknowledge full and complete satisfaction of, and do hereby fully, finally and forever settle, release and discharge from the Released Claims each and all of the Released Persons as those terms are defined below.

2.                                       “Arthur Andersen LLP” means Arthur Andersen LLP, and all of its respective past and present subsidiaries, parents, successors and predecessors, and all of its current and former partners, members, principals, participating principals, national directors, managing or other agents, management personnel, officers, directors, shareholders, administrators, servants, employees, consultants, advisors, attorneys, accountants, representatives, successors and assigns, along with the heirs,

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spouses, executors, administrators, insurers, reinsurers, representatives, estates, successors and assigns of any such person or entities.

3.                                       “Arthur Andersen Released Parties” means Arthur Andersen LLP, AWSC Société Coopérative, en liquidation, and all of their respective past and present subsidiaries, parents, successors and predecessors, member firms, affiliates, related entities, and divisions, and all of their respective current and former partners, members, principals, participating principals, national directors, managing or other agents, management personnel, officers, directors, shareholders, administrators, servants, employees, consultants advisors, attorneys, accountants, representatives, successors and assigns, along with the heirs, spouses, executors, administrators, insurers, reinsurers, representatives, estates, successors and assigns of any such person or entities.

4.                                       “Individual Settling Defendants” means Philip Anschutz, Robin Szeliga, Stephen Jacobsen, Drake Tempest, Marc Weisberg, James Smith, Lewis Wilks, Craig Slater, Afshin Mohebbi, Gregory Casey, and Vinod Khosla.

5.                                       “Qwest” means Qwest Communications International Inc., any and all successors, subsidiaries, and affiliates of Qwest Communications International Inc., and any and all current and former officers, directors, employees and agents of any of them, as well as any predecessors of Qwest (including but not limited to US West and any successors, subsidiaries, and affiliates thereof) and their successors, subsidiaries, and affiliates, and any and all current and former officers, directors, employees and agents of any of them.  Notwithstanding the foregoing, neither Nacchio nor Woodruff is included in the definition of Qwest.

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6.                                       “Related Parties” means each of a Settling Defendant’s past or present directors, officers, partners, members, employees, controlling shareholders, attorneys, accountants or auditors, banks or investment banks, advisors, personal or legal representatives, insurers, reinsurers, predecessors, successors, parents, subsidiaries, divisions, assigns, spouses, heirs, related or affiliated entities, any partnership in which a Settling Defendant is a general or limited partner, any entity in which a Settling Defendant has a controlling interest, any member of an Individual Settling Defendant’s immediate family, or any trust or foundation of which any Settling Defendant is the settlor or which is for the benefit of any Individual Settling Defendant and/or member(s) of his or her family. Notwithstanding the foregoing, neither Nacchio nor Woodruff is included in the definition of Related Parties.

7.                                       “Released Claims” shall collectively mean all claims, demands, rights, liabilities and causes of action of every nature and description whatsoever, whether based in law or equity, on federal, state, local, foreign, statutory or common law, or any other law, rule, or regulation (including, but not limited to, ail claims arising out of or relating to any acts, omissions, disclosures, public filings, registration statements, financial statements, audit opinions, or statements by the Settling Defendants, including without limitation, claims for negligence, gross negligence, constructive or actual fraud, negligent misrepresentation, conspiracy, or breach of fiduciary duty), whether known or unknown, whether or not concealed or hidden, accrued or not accrued, foreseen or unforeseen, matured and not matured, that were asserted or that could have been asserted directly, indirectly, representatively or in any other capacity, at any time, in any forum by Lead Plaintiffs, the

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Class Members, or the successors or assigns of any Lead Plaintiff or Class Member, or any of them against the Released Persons arising out of, based upon, or related in any way to: (a) the purchase, acquisition, sale, or disposition of Qwest securities by any Lead Plaintiffs or any Class Member during the Class Period and the allegations that were made or could have been made in the Litigation; (b) the purchase or other acquisition of, the retention of, the sale or other disposition of, or any other transaction involving Qwest securities by any of the Released Persons during the Class Period; or (c) the settlement or resolution of the Litigation (including, without limitation, any claim for attorneys’ fees by Lead Plaintiffs or any Class Member). Released Claims shall also include claims related to any tax effects or tax liabilities (including any interest, penalties and representation costs) arising out of this Stipulation or any payment or transfer made pursuant to this Stipulation. Released Claims shall also include Unknown Claims otherwise subject to this provision. Released Claims shall not include the claims asserted in the Second Amended and Consolidated Complaint filed in the United States District Court for the District of Colorado on May 21, 2003 in In re Qwest Savings and Retirement Plan ERISA Litigation 02-CV-00464-REB-CBS (and all cases consolidated therein).

8.                                       “Released Persons” means each and all of the Settling Defendants and their Related Parties, and the Arthur Andersen Released Parties. Notwithstanding the foregoing, neither Nacchio nor Woodruff is included in the definition of Released Persons.

9.                                       “Settling Defendants” means, collectively, Qwest, Arthur Andersen LLP, and each of the Individual Settling Defendants. Notwithstanding the foregoing, neither Nacchio nor Woodruff is included in the definition of Settling Defendant.

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10.                                 “Unknown Claims” means any claims that any Class Member or Lead Plaintiffs do not know or suspect to exist in his, her, its or their favor at the time of the release of the Released Persons which, if known by him, her, it, or them might have affected his, her, its or their settlement with and release of the Released Persons, or might have affected his, her, its, or their decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Lead Plaintiffs shall expressly, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Lead Plaintiffs shall expressly, and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. The Lead Plaintiffs and Class Members may hereafter discover facts in addition to or different from those that he, she, it or they now know or believe to exist or to be true with respect to the subject matter of the Released Claims, but the Lead Plaintiffs shall have, and each Class Member, upon the Effective Date, and by operation of the Judgment shall be deemed to have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or

13

hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Lead Plaintiffs acknowledge, and the Class Members shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a material element of the settlement of which this release is a part.

11.                                 This release shall be of no force or effect unless and until the Court approves the Stipulation of Partial Settlement, and the Effective Date (as defined in the Stipulation) has occurred.

12.                                 I (We) hereby warrant and represent that I (we) have not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, any matter released pursuant to this release or any other part or portion thereof.

13.                                 I (We) hereby warrant and represent that I (we) have included information about all of my (our) purchase and sales transactions in Qwest publicly traded securities which occurred during the Class Period and the number of securities held by me (us) at the beginning of trading on May 24, 1999, and at the close of trading on July 28, 2002.

14.                                 I (We) hereby warrant and represent that I (we) am (are) not excluded from the Class as defined herein and in the Notice.

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SUBSTITUTE FORM W-9

Request for Taxpayer Identification Number (“TIN”) and Certification

PART I

NAME:

Check appropriate box:

☐ Individual/Sole Proprietor		☐ Pension Plan
☐ Corporation	☐ Partnership	☐ Trust
☐ IRA	☐ Other

Enter TIN on appropriate line.

For individuals, this is your social security number (“SSN”).

For sole proprietors, you must show your individual name, but you may also enter your business or “doing business as” name.  You may enter either your SSN or your Employer Identification Number (“EIN”).

For other entities, it is your EIN.

- -	or	-
Social Security Number		Employer Identification Number

PART II

For Payees Exempt from Backup Withholding

If you are exempt from backup withholding, enter your correct TIN in Part I and write “exempt” on the following line:                                                                  .

PART III

Certification

UNDER THE PENALTY OF PERJURY, I (WE) CERTIFY THAT:

1.                                       The number shown on this form is my correct TIN; and

2.                                       I (We) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406 (a)(1)(C) of the Internal Revenue Code because:  (a) I am (we are) exempt from backup withholding; or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a

15

result of a failure to report all interest or dividends; or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding.

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NOTE:                                                            If you have been notified by the Internal Revenue Service that you are subject to backup withholding, you must cross out Item 2 above.

SEE ENCLOSED FORM W-9 INSTRUCTIONS

The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

I declare under penalty of perjury under the laws of the United States of America that the foregoing information supplied by the undersigned is true and correct.

Executed this                    day of                                       ,
(Month / Year)

in                                           ,                                                             .
(City)                                          (State / Country)

(Sign your name here)

(Type or print your name here)

(Capacity of person(s) signing,
e.g., Beneficial Purchaser,
Executor or Administrator)

ACCURATE CLAIMS PROCESSING TAKES A
SIGNIFICANT AMOUNT OF TIME.
THANK YOU FOR YOUR PATIENCE.

Reminder Checklist:

1.                                       Please sign the above release and declaration.

2.                                       Remember to attach supporting documentation, if available.

3.                                       Do not send original or copies of stock certificates.

4.                                       Keep a copy of your claim form for your records.

5.                                       If you desire an acknowledgment of receipt of your claim form, please send it Certified Mail, Return Receipt Requested.

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6.                                       If you move, please send us your new address.

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IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLORADO

Civil Action No. 01-cv-1451-REB-CBS
(Consolidated with Civil Action Nos. 01-cv-1472-REB-CBS, 01-cv-1527-REB-CBS, 01-cv-1616-REB-CBS, 01-cv-1799-REB-CBS, 01-cv-1930-REB-CBS, 01-cv-2083-REB-CBS, 02-cv-0333-REB-CBS, 02-cv-0374-REB-CBS, 02-cv-0507-REB-CBS, 02-cv-0658-REB-CBS, 02-cv-755-REB-CBS, 02-cv-798-REB-CBS and 04-cv-0238-REB-CBS)

In re QWEST COMMUNICATIONS INTERNATIONAL, INC. SECURITIES LITIGATION

SUMMARY NOTICE

EXHIBIT A-3

TO:                            ALL PERSONS OR ENTITIES THAT PURCHASED OR OTHERWISE ACQUIRED QWEST COMMUNICATIONS INTERNATIONAL, INC. (“QWEST”) PUBLICLY TRADED SECURITIES (INCLUDING COMMON STOCK, BONDS AND OPTIONS) FROM MAY 24, 1999 THROUGH JULY 28, 2002

YOU ARE HEREBY NOTIFIED that a Settlement Hearing will be held on                          , 2005, at            .m., before the Honorable Robert E. Blackburn, United States District Judge, District of Colorado, United States Courthouse, 901 19th Street, Room A-105, Denver, Colorado.  The Settlement Hearing is to consider a partial settlement of certain litigation on behalf of the class defined above (the “Litigation”).  The purpose of the Settlement Hearing is to determine: (1) whether the proposed partial settlement of the claims in the Litigation for the sum of $400,000,000 (the “Settlement Fund”) should be approved by the Court as fair, reasonable and adequate; (2) whether the Litigation should be dismissed with prejudice against the Settling Defendants; (3) whether the Plan of Allocation of the settlement proceeds is fair, reasonable and adequate and should be approved; (4) whether the application of Lead Counsel for the payment of attorneys’ fees and reimbursement of expenses incurred by Lead Counsel in connection with the Litigation should be approved; and (5) whether the application for reimbursement of the expenses (including lost wages) of the Lead Plaintiffs in the Litigation should be approved.  All capitalized terms used herein shall have the meaning assigned to them in the Stipulation.

If you purchased publicly traded securities of Qwest during the period beginning May 24, 1999 through and including July 28, 2002, you may be a Class Member and your rights may be affected by the partial settlement of the Litigation.

If you have not received a detailed Notice of Pendency and Partial Settlement of Class Action (“Notice”) and a copy of the Proof of Claim and Release, you may obtain

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copies of the same by contacting: Qwest Claims Administrator, c/o Gilardi & Co. LLC, P.O. Box 5100, Larkspur, California 94977-5100 or downloading these documents at www.gilardi.com.  You may also download the Stipulation of Partial Settlement at the same site.  These documents are also available for review at the Court.

If you are a Class Member, in order to be eligible to share in the distribution of the Settlement Fund, you must submit a Proof of Claim and Release no later than                          , 2005, establishing that you are entitled to recovery.  You will be bound by any Judgment rendered in the Litigation whether or not you make a claim, unless you request exclusion from the Class.

If you wish to request exclusion from the class you must do so in writing by                         , 2005 and in accordance with the procedures set forth in the Notice.  If you request exclusion from the class you will not participate in the distribution of the Settlement Fund and you will not be bound by the Judgment in the Litigation.  If your exclusion request fails to contain all the information required in the Notice, or otherwise fails to comply with the procedures set forth in the Notice, it will be invalid and you will be bound by the terms and conditions of the Stipulation and Judgment.

Any Class Member may file an objection to the settlement, if he, she or it has any information why the proposed partial settlement of the Litigation should not be approved or why judgment should not be entered thereon; why any attorneys’ fees, costs, or expenses requested by Lead Counsel or Lead Plaintiffs should not be awarded; or why the Plan of Allocation should not be approved; provided, however, that no Class Member may be entitled to appear at the Settlement Hearing or contest approval of the terms and conditions

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of the settlement unless, his, her or its objection or opposition, including the basis therefor, is made in writing and mailed or delivered such that it is filed with the Court and served on each of the following no later than                                    , 2005:

CLERK OF THE COURT
DISTRICT OF COLORADO
United States Courthouse
901 19th Street, Room A-105
Denver, CO  80294

And

LERACH COUGHLIN STOIA GELLER
  RUDMAN & ROBBINS LLP
KEITH F. PARK
655 West Broadway, Suite 1900
San Diego, CA  92101-3301

Lead Counsel for Plaintiffs

BOIES, SCHILLER & FLEXNER LLP
ALFRED LEVITT
5301 Wisconsin Ave., N.W., Suite 800
Washington, DC  20015

Counsel for Settling Defendant Qwest

ARNOLD & PORTER LLP
JOHN FREEDMAN
555 Twelfth Street, N.W.
Washington, DC  20004-1202

Counsel for Defendant Arthur Andersen LLP

PLEASE DO NOT CONTACT THE COURT OR QWEST REGARDING THIS NOTICE.

DATED:	, 2005	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
DISTRICT OF COLORADO

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IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLORADO

Civil Action No. 01-cv-1451-REB-CBS
(Consolidated with Civil Action Nos. 01-cv-1472-REB-CBS, 01-cv-1527-REB-CBS, 01-cv-1616-REB-CBS, 01-cv-1799-REB-CBS, 01-cv-1930-REB-CBS, 01-cv-2083-REB-CBS, 02-cv-0333-REB-CBS, 02-cv-0374-REB-CBS, 02-cv-0507-REB-CBS, 02-cv-0658-REB-CBS, 02-cv-755-REB-CBS, 02-cv-798-REB-CBS and 04-cv-0238-REB-CBS)

In re QWEST COMMUNICATIONS INTERNATIONAL, INC. SECURITIES LITIGATION

[PROPOSED] PARTIAL FINAL JUDGMENT AND ORDER OF PARTIAL DISMISSAL WITH PREJUDICE

EXHIBIT B

A hearing having been conducted by the Court to determine whether the terms and conditions of the Stipulation of Partial Settlement, dated as of November    , 2005 (the “Stipulation”) are fair, reasonable and adequate for the settlement of all claims asserted by the Lead Plaintiffs and members of the Class against the Settling Defendants, due and adequate notice having been given to the Class required by the Court’s Order Preliminarily Approving Settlement and Providing for Notice, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing:

IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1.                                       The Stipulation, including the definitions contained therein, is incorporated by reference in this Judgment.

2.                                       The Court has jurisdiction over the subject matter of the Litigation and all parties to the Litigation, including Class Members.

3.                                       The Court finds that the prerequisites for a class action under Federal Rules of Civil Procedure (“Fed. R. Civ. P.”) 23(a) and (b)(3) have been satisfied in that: (a) the number of Class Members is so numerous that joinder of all members thereof is impracticable; (b) there are questions of law and fact common to the Class; (c) the claims of the Lead Plaintiffs are typical of the claims of the Class they seek to represent; (d) the Lead Plaintiffs have represented and will fairly and adequately represent the interests of the Class; (e) the questions of law and fact common to members of the Class predominate over any questions affecting any individual members of the Class; and (f) a class action is superior to other available methods for the fair and efficient adjudication of the controversy.

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4.                                       Pursuant to Fed. R. Civ. P. 23, this Court hereby finally certifies this Litigation as a class action (for settlement purposes only) on behalf of all persons who purchased or otherwise acquired Qwest publicly traded securities (including common stock, bonds, and options) from May 24, 1999 through July 28, 2002 (“Class Period”). Excluded from the Class are Defendants and any Persons affiliated with or related to any Defendant. For purposes of this paragraph, the persons affiliated with or related to any Defendant are members of the immediate family of each Individual Defendant, any entity in which any Defendant has a controlling interest, officers and directors of Qwest and its subsidiaries and affiliates, partners, shareholders, and members of Arthur Andersen LLP, and the legal representatives, heirs, predecessors, successors and assigns of any such excluded party. Also excluded from the Class are those Persons who request exclusion from the Class in such form and manner, and within such time, as the Court shall prescribe. Also excluded from the Class is any current or former officer, director, employee, or agent of Qwest who has been sued by the United States Securities and Exchange Commission in connection with such Person’s affiliation with or conduct related to Qwest.

5.                                       Notice of the pendency of this Litigation as a class action and of the proposed partial settlement was given to all Class Members who could be identified with reasonable effort.  The form and method of notifying the Class of the pendency of the Litigation as a class action and of the terms and conditions of the proposed partial settlement met the requirements of Fed. R. Civ. P. 23, §21D(a)(7) of the Exchange Act, 15 U.S.C. §78u-4(a)(7), as amended by the Private Securities Litigation Reform Act of 1995, due process, the rules of this Court, and any other applicable law; constituted the best notice practicable

2

under the circumstances; and constituted due and sufficient notice to all persons and entities entitled thereto.

6.                                       Pursuant to Rule 23 of the Federal Rules of Civil Procedure, the Court approves the settlement on the terms set forth in the Stipulation as fair, reasonable and adequate to the Class, and the Settling Parties are directed to consummate the Stipulation in accordance with its terms and conditions.

7.                                       The Litigation is hereby dismissed with prejudice and without costs as against any of the Settling Defendants or the Released Persons.

8.                                       Except as to any claim of any individual or entity (identified on Exhibit 1 hereto) who has validly and timely requested exclusion from the Class, upon the Effective Date, Lead Plaintiffs and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have: (i) fully, finally, and forever released, relinquished and discharged all Released Claims (including Unknown Claims) against the Released Persons, whether or not such Class Member executes and delivers the Proof of Claim and Release, (ii) covenanted not to sue any of the Released Persons or otherwise to assert, directly or indirectly, any of the Released Claims against any of the Released Persons, and (iii) agreed to be forever barred and enjoined from doing so, in any court of law or equity, or in any other forum.

9.                                       Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged the Lead Plaintiffs, each and all of the Class Members (except as to any individual or entity who has validly, timely, and completely requested exclusion

3

from the Class), and Lead Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation, or the Released Claims.

10.                                 Neither the Stipulation nor the settlement contained herein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Released Persons or Non-Settling Defendants; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Released Persons or Non-Settling Defendants in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal.  Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

11.                                 In accordance with Section 21 D-4(f)(7)(A) of the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4(f)(7)(A), each of the Released Persons by virtue of this Judgment is discharged from all claims for contribution that have been or may hereafter be brought by or on behalf of any of the Non-Settling Defendants or any of the Settling Defendants based upon, relating to, or arising out of the Released Claims. Accordingly, (i) the Non-Settling Defendants are hereby permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any such claim for contribution against any

4

Released Person based upon, relating to, or arising out of the Released Claims, and (ii) the Released Persons are hereby permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any claim for contribution against the Non-Settling Defendants based upon, relating to, or arising out of the Released Claims.  For purposes of Paragraphs 11, 12, 13, and 14 of this Judgment only, Non-Settling Defendants shall include any Person who Lead Plaintiffs may hereafter sue based upon, relating to, or arising out of the Released Claims (“Reform Act Bar Order”).

12.                                 The Non-Settling Defendants and the Settling Defendants are hereby permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any claim, if any, however styled, whether for indemnification, contribution, or otherwise and whether arising under state, federal, or common law, against the Released Persons based upon, arising out of, or relating to the Released Claims; and the Released Persons are permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any other claim, if any, however styled, whether for indemnification, contribution, or otherwise and whether arising under state, federal, or common law, against the Non-Settling Defendants based upon, arising out of, or relating to the Released Claims (the “Complete Bar Order”).

13.                                 To the extent (but only to the extent) not covered by the Reform Act Bar Order and/or the Complete Bar Order, the Lead Plaintiffs, on behalf of themselves and the Class, further agree that they will reduce or credit any settlement or judgment (up to the amount of such settlement or judgment) they may obtain against a Non-Settling Defendant by an amount equal to the amount of any settlement or final, non-appealable judgment that a

5

Non-Settling Defendant may obtain against any of the Released Persons based upon, arising out of, relating to, or in connection with the Released Claims or the subject matter thereof. In the event that a settlement is reached between Lead Plaintiffs or the Class and a Non-Settling Defendant, or final judgment is entered in favor of Lead Plaintiffs or the Class against a Non-Settling Defendant before the resolution of that Non-Settling Defendant’s potential claims against any Released Person, any funds collected on account of such settlement or judgment shall not be distributed, but shall be retained by the Escrow Agent pending the resolution of any potential claim by the Non-Settling Defendant claim against such Released Person(s) as provided in Paragraphs 11.3 and 11.4 of the Stipulation.  In the event a Non-Settling Defendant asserts a claim against a Released Person related to any claim or judgment asserted against that Non-Settling Defendant, or settlement entered into by that Non-Settling Defendant, arising from or related to a claim asserted against that Non-Settling Defendant by Lead Plaintiffs or any other Class Member, Qwest Communications International Inc. agrees to pay the reasonable costs of defending any such claim that may be asserted against any Released Person by any Non-Settling Defendant, and any such Released Person shall defend against such claim in good faith and will not settle such claim without the prior written consent of Lead Counsel and Qwest Communications International Inc., which consent shall not be unreasonably withheld.

14.                                 The Class will not settle any claim or judgment against a Non-Settling Defendant without obtaining from the Non-Settling Defendant the release of any and all claims the Non-Settling Defendant may have against any of the Released Persons based upon, arising out of, relating to or in connection with the Released Claims or the subject

6

matter thereof, provided that each Settling Defendant shall execute and provide to the Non-Settling Defendant a release in a form that is satisfactory both to the Settling Defendants and the Non-Settling Defendant.

15.                                 Any Plan of Allocation submitted by Lead Plaintiffs’ or Lead Counsel or any order regarding any attorneys’ fees and expense application shall in no way disturb or affect this Judgment and shall be separate and apart from this Judgment.

16.                                 Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of the settlement and any award or distribution of the Settlement Fund, including interest earned thereon; (b) disposition of the Settlement Fund; (c) hearing and determining applications for attorneys’ fees, interest and expenses in the Litigation; and (d) the Settling Parties for purposes of construing, enforcing and administering the Stipulation.

17.                                 The Court finds that, at all times in connection with the institution, prosecution, defense and resolution of the Litigation, no Settling Party violated the provisions of Fed. R. Civ. P. 11.

18.                                 No Person shall have any claim against Lead Counsel or the Claims Administrator, or their counsel, based on distributions made substantially in accordance with the Stipulation and the settlement contained therein, the Plan of Allocation, or further order(s) of the Court. No Person shall have any claim whatsoever against Settling Defendants, Settling Defendants’ counsel, or any Released Persons arising from or related to any distributions made, or not made, from the Settlement Fund.

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19.                                 Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

20.                                 In the event that the Effective Date does not occur, this Order and Judgment shall automatically be rendered null and void and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void.

DATED:
THE HONORABLE ROBERT E. BLACKBURN
UNITED STATES DISTRICT JUDGE

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